LIMITED LIABILITY COMPANY AGREEMENT

OF

ANTHRACITE JV LLC

THE MEMBERSHIP INTERESTS IN ANTHRACITE JV LLC (THE "MEMBERSHIP INTERESTS") HAVE BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE INTERESTS OR ANY PART THEREOF MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, THE MEMBERSHIP INTERESTS ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THIS AGREEMENT AND THE OTHER TERMS AND CONDITIONS OF THIS AGREEMENT.

TABLE OF CONTENTS

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LIMITED LIABILITY COMPANY AGREEMENT

OF

ANTHRACITE JV LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT is entered into as of May 15, 2008 (the "Effective Date"), between ANTHRACITE CAPITAL, INC., a Maryland corporation ("Anthracite"), as a Member, and RECP IV ANTH, LLC, a Delaware limited liability company ("Investor"), as a Member.

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

"**Act**" means the Delaware Limited Liability Company Act, as it may be amended from time to time, and any corresponding provisions of succeeding law.

"**Adjusted Capital Account**" means, with respect to any Member, the balance, if any, in such Member's Capital Account as of the end of the relevant taxable year, after: (i) crediting to such Capital Account any amounts that such Member is obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) (or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5)) and (ii) debiting from such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

"**Adjusted Capital Account Deficit**" means, with respect to any Member, the deficit balance, if any, in that Member's Adjusted Capital Account. The definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

"**Affiliate**" (including the term "**Affiliated with**") means, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with such Person.

"**Agreement**" means this Limited Liability Company Agreement of the Company, including the exhibits and schedules attached hereto, as may be amended from time to time.

"**Anthracite**" means Anthracite Capital, Inc., a Maryland corporation.

"**Auditor**" has the meaning given to it in Section 5.2 hereof.

"**Authorized Representatives**" has the meaning given to it in Section 11.7 hereof.

"**Bankruptcy Code**" means the United States Bankruptcy Code.

"**Board**" has the meaning given to it in Section 4.1 hereof.

"**business day**" means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York, are authorized or required to close under the laws of the State of New York.

"**Capital Account**" has the meaning given to it in Section 9.1 hereof.

"**Capital Call**" has the meaning set forth in Section 6.1 hereof.

"**Capital Contribution**" means, with respect to any Member at any time, the aggregate amount of capital actually contributed to the Company by such Member pursuant to the provisions of this Agreement on or prior to such time.

"**Carrying Value**" means, with respect to any Company asset, the asset's adjusted basis for U.S. federal income tax purposes, except that the Carrying Values of all Company assets shall be adjusted to equal their respective Fair Market Values, in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to: (a) the date of the acquisition of any additional Membership Interest by any new or existing Member in exchange for more than a *de minimis* Capital Contribution; (b) the date of the distribution of any Company property to a Member; or (c) any other date required by Regulations Section 1.704-1(b)(2)(iv)(f); provided, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Investment Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members. The Carrying Value of any Company asset distributed to any Member shall be adjusted immediately prior to such distribution to equal its Fair Market Value. The Carrying Value of any asset contributed by a Member to the Company shall be the Fair Market Value of the asset at the date of its contribution. Depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

"**Certificate**" has the meaning given to it in Section 2.1 hereof.

"**CMBS**" means commercial mortgage-backed securities or any other securities whose return is linked to a pool of indebtedness secured by commercial real estate.

"**Code**" means the Internal Revenue Code of 1986, as it may be amended from time to time, and any corresponding provisions of succeeding law.

"**Company**" means Anthracite JV LLC, a Delaware limited liability company.

"**Company Expenses**" has the meaning given to it in Section 7.2 hereof.

"**Company Loan**" means any indebtedness or obligation for money borrowed by the Company and any notes payable and drafts accepted representing extensions of credit (including, without limitation, Member Loans).

"**Company Minimum Gain**" means "partnership minimum gain" as defined in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

"**Confidential Matters**" has the meaning given to it in Section 11.7 hereof.

"**Control**" (including, as used in the terms "**Controlling**", "**Controlled by**" or "**under common Control with**") means the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"**Default Rate**" means twenty percent (20%) per annum, compounded quarterly.

"**Effective Date**" has the meaning given to it in the Preamble to this Agreement.

"**Encumbrance**" has the meaning given to it in Section 3.2(a) hereof.

"**Event of Termination**" has the meaning given to it in Section 10.1 hereof.

"**Fair Market Value**" means (i) in the case of securities which are primarily traded on a securities exchange, the average of their last sale prices on such securities exchange on each trading day during the ten trading day period ending immediately prior to the date of the determination, or if no sales occurred on any such day, the closing "bid" price on such day, (ii) if the principal market for such securities is, or is deemed to be, in the over-the-counter market, the average of their closing sale prices on each trading day during the ten trading day period ending immediately prior to the date of the determination, as published by the National Association of Securities Dealers Automated Quotation System or similar organization, or if such price is not so published on any such day, the closing "bid" price, if available, on any such day, in each case as reasonably determined by the Investment Manager based upon prices obtained from any third-party reputable pricing service, broker or dealer, and (iii) if such securities are traded on the PORTAL^{SM} Market, the Fair Market Value of such securities by security as reasonably determined by the Investment Manager based upon third-party bid pricing information. The Investment Manager shall disclose to the Board the party or parties from which it obtained the prices referenced in the foregoing clauses (ii) and (iii). The Fair Market Value of any Investments or of property received in exchange for any Investments which are not Marketable Securities shall be calculated not less frequently than monthly in good faith by the Investment Manager, who shall promptly supply the Members with such valuations and the Investment Manager's basis therefor. If any Member objects in writing to any such valuation (which objection must be within thirty (30) days of any notice of such valuation), and the Investment Manager and such Member are unable to agree upon a mutually acceptable valuation within thirty (30) days after such objection is made, the Investment Manager shall (at the Company's expense) cause an independent appraiser or other valuation expert mutually acceptable to the Investment Manager and such Member to make a valuation, and such appraiser's or expert's determination of such valuation shall, absent manifest error, be binding on all parties.

"**Fiscal Year**" means the fiscal year of the Company, which shall be the calendar year ending each December 31, unless otherwise determined by the Board.

"**GAAP**" means generally accepted accounting principles in the United States.

"**Governmental Authority**" means the United States of America, any of the several states, any county or municipality in which the Company or any of its properties are subject, and any agency, authority, court, department, commission, board, bureau or instrumentality of any of them.

"**Governmental Requirements**" means, collectively, all applicable laws, statutes, ordinances, regulations, tariffs, judicial or administrative orders, and procedural requirements imposed by any political subdivision, any agency thereof, any regulated public utility company, or other Governmental Authority regulating or affecting the applicable Person.

"**Investment**" has the meaning given to it in the Investment Guidelines.

"**Investment Company Act**" means the Investment Company Act of 1940, as it may be amended from time to time, and any corresponding provisions of succeeding law.

"**Investment Guidelines**" has the meaning given to it in Section 2.6 hereof.

"**Investment Management Fee**" has the meaning given to it in Section 7.1 hereof.

"**Investment Manager**" means BlackRock Financial Management, Inc. (as provided in Section 4.3(a) hereof) and each Person hereafter designated as an Investment Manager in accordance with this Agreement, until such Person ceases to be an Investment Manager of the Company. The Investment Manager is not required to be a Member.

"**Investor**" means RECP IV Anth, LLC, a Delaware limited liability company.

"**Manager**" has the meaning given to it in Section 4.2 hereof.

"**Marketable Securities**" means securities of a class that are traded on an established securities exchange, reported through an established over-the-counter trading system or otherwise traded over-the-counter and are freely tradeable. Freely tradeable for this purpose shall mean securities that are not subject to any contractual restrictions on transfer and that are transferable by a Member pursuant to the applicable securities laws.

"**Member Loan**" has the meaning given to it in Section 6.6 hereof.

"**Member Nonrecourse Debt**" means "partner nonrecourse debt" as defined in Regulations Sections 1.704-2(b)(4) and 1.752-2.

"**Member Nonrecourse Debt Minimum Gain**" means "partner nonrecourse debt minimum gain" as defined in Regulations Section 1.704-2(i)(3).

"**Member Nonrecourse Deductions**" means "partner nonrecourse deductions" as defined in Regulations Section 1.704-2(i)(2).

"**Members**" means, initially, Anthracite and Investor, and, subsequently, each Person hereafter admitted as a member of the Company in accordance with this Agreement, in each case, until such Person ceases to be a member of the Company.

"**Membership Interests**" means all of the rights and interests of whatsoever nature of the Members in the Company.

"**Organizational Expenses**" means all out-of-pocket costs and expenses incurred in connection with the organization of the Company and the offering of interests in the Company, including, without limitation, any related legal and accounting fees and expenses, printing and document production costs, long distance telephone charges, postage and delivery charges, duplicating and travel expenses. To the extent that any Organizational Expenses have been borne by the Investment Manager or any of its Affiliates, the Investment Manager shall be entitled to be reimbursed by the Company up to an aggregate maximum of $30,000.

"**Percentage Interest**" means the percentage of membership interests owned by each Member as set forth in Schedule 2 hereto (subject to adjustment from time to time as set forth in Section 6.2(b)).

"**Permitted Fund Manager**" means any Person that on the date of determination is a nationally recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, and is investing through a fund with assets and committed capital, in the aggregate, of at least $250,000,000 and is not subject to any proceeding under the Bankruptcy Code.

"**Permitted Transfers**" means:

(i) Transfers of Membership Interests (direct or indirect) to one or more Affiliates of a Member;

(ii) Transfers (direct or indirect) of limited partnership interests in DLJ Real Estate Capital Partners IV, L.P. (the "DLJ Fund") and/or DLJ Real Estate Capital IV, L.P., a Delaware limited partnership (the "DLJ Fund GP");

(iii) Transfers (direct or indirect) of the general partnership interests in the DLJ Fund and/or the DLJ Fund GP, as long as the transferee is a Qualified Transferee;

(iv) Transfers of the ownership interests (direct or indirect) in RECP IV Co-Investors A, L.P., a Delaware limited partnership; and

(v) Transfers in connection with any sale or merger of Credit Suisse and any other Transfers of ownership interests in Credit Suisse.

"**Person**" means any individual, sole proprietorship, corporation, partnership, joint venture, association, joint stock company, employee benefit plan, pension plan or trust, business trust, trustee, estate, limited liability company, unincorporated organization, REIT, Governmental Authority or other form of entity.

"**Pledge**" means the granting of a security interest in the equity of a Person.

"**Profits**" and "**Losses**" mean, for each taxable year or other period, an amount equal to the Company's taxable income or loss for the year or other period, as applicable, determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated other than pursuant to Section 9.2 shall not be taken into account in computing such taxable income or loss; (b) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value (other than an adjustment in respect of depreciation), the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Profits and Losses shall be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided, that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the Investment Manager may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (f) any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.

"**Qualified Transferee**" means a corporation, limited partnership, limited liability company or other entity that is, or is Controlled by, a Person that is (i) a bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, government entity or plan, real estate company, or registered investment company or private investment fund that has total assets (in name or under management) in excess of $300,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity in excess of $100,000,000, or (ii) a private investment fund, limited liability company, limited partnership or general partnership in which a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clause (i) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferees under clause (i) of this definition.

"**Regulations**" means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Regulations shall include any corresponding provisions of successor Regulations.

"**REIT**" shall mean a real estate investment trust within the meaning of Sections 856 through 859 of the Code.

"**RMBS**" means single family residential-mortgage backed securities or any other securities whose return is linked to a pool of indebtedness secured by single family residential real estate.

"**Securities Act**" means the Securities Act of 1933, as it may be amended from time to time, and any corresponding provisions of succeeding law.

"**Transfer**" has the meaning given to it in Section 3.2(a) hereof.

Other Terms. All terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement.

Section 1.2 Schedules and Exhibits. All schedules and exhibits annexed or attached hereto are expressly incorporated into and made a part of this Agreement.

Section 1.3 Rules of Construction. Unless the context otherwise requires, in this Agreement:

(a) pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations and associations of every kind and character, and the singular shall include the plural wherever and as often as may be appropriate;

(b) terms such as "herein," "hereby," "hereof" and "hereinafter" or words of similar import refer to this Agreement as a whole and not to the particular sentence, paragraph or section where they appear, unless the context otherwise requires;

(c) references to any statute or any provision thereof shall be deemed to include a reference to any statute or provision that amends, extends, consolidates or replaces the same and shall include any orders, regulations, instruments, official interpretations or other subordinate legislation made under the relevant statute;

(d) reference to any regulation or any provision thereof shall be deemed to include a reference to any statute or regulation or provision thereof that amends, extends, consolidates or replaces the same;

(e) the use of the word "including" in this Agreement shall be by way of example rather than by limitation and shall therefore mean "including, without limitation"; and

(f) references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement and references to a "Section" or a "subsection" are, unless otherwise specified, to a section or a subsection of this Agreement.

Section 1.4 Currency. All payments, advances and cash contributions of capital to be made by a Member to or on behalf of the Company and all cash distributions and other payments made by the Company to a Member shall be made in lawful money of the United States of America, which shall at the time of payment be legal tender for payment of all debts and dues, public and private, and in funds available for immediate credit to the recipient's account. All references in this Agreement to "dollars ($)" shall mean United States of America dollars.

ARTICLE II
ORGANIZATIONAL MATTERS; PURPOSE; TERM

Section 2.1 Formation of Company. A certificate of formation organizing the Company as a Delaware limited liability company under the Act (as amended from time to time, the "Certificate") was filed with the Secretary of State of the State of Delaware on January 18, 2008. The Members hereby ratify and approve the execution and delivery of the Certificate by Mary E. Keogh as an "authorized person" within the meaning of the Act and such filing of the Certificate. All of her power, authority and duties as an "authorized person" within the meaning of the Act have ceased. The parties hereto acknowledge and agree that upon the signing of this Agreement the Members are hereby admitted to the Company as the members of the Company and will be shown as members on the books and records of the Company as of the Effective Date. The Members execute and adopt this Agreement as the "limited liability company agreement" of the Company, as defined in Section 18-101 of the Act. The Company shall be governed by the Act, subject to the terms and conditions of this Agreement.

Section 2.2 Name. The name of the Company shall be "Anthracite JV LLC" or such other name as the Board may select from time to time, and all Company business shall be conducted in that name with such variations as the Board deems necessary to comply with the requirements of the jurisdictions in which the Company's business is conducted.

Section 2.3 Registered Office; Registered Agent; Designated Agent. The registered office and the registered agent of the Company in the State of Delaware shall be as specified in the Certificate or such other location within the State of Delaware as the Board may designate from time to time. The designated agent of the Company shall be Richard M. Shea or any other Person designated by the Investment Manager.

Section 2.4 Principal Office. The principal office of the Company shall be c/o BlackRock Financial Management, Inc., 40 East 52nd Street, New York, NY 10022, or such other location as the Board may designate from time to time.

Section 2.5 Foreign Qualification. At the request of the Investment Manager, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, or terminate the Company as a foreign entity in all jurisdictions in which the Company may conduct business.

Section 2.6 Purpose and Scope. The primary purpose and scope of the Company's activities are to make, own, manage, leverage and otherwise deal with and dispose of Investments or execute strategies in accordance with the objectives and policies set forth in Schedule 1 hereto (the "Investment Guidelines"). The Company may engage in any other lawful business, purpose or activity permitted under the Act as may be authorized from time to time by the Board.

Section 2.7 Term. The Company commenced on the date on which the Certificate was filed with the Secretary of State of the State of Delaware, and shall have perpetual existence, subject to the provisions of Article X.

Section 2.8 Investment Representations of the Members.

(a) Investment Intent. Each Member does hereby represent and warrant to the Company and to the other Member that such Member has acquired such Member's Membership Interest for such Member's own account for investment purposes only and not with a view to the distribution or resale thereof, in whole or in part, and agrees that it will not Transfer, or offer to Transfer, all or any portion of its Membership Interest in any manner that would violate or cause the Company or the Investment Manager to violate the Securities Act or the securities laws of any state.

(b) Unregistered Membership Interests. Each Member does hereby acknowledge that such Member is aware that such Member's Membership Interest has not been and will not be registered (i) under the Securities Act or (ii) under the securities laws of any state. Each Member further understands and acknowledges that such Member's representations and warranties contained in this Section 2.8 are being relied upon by the Company, the Investment Manager and by each other Member as the basis for the exemption or exclusion of the Members' Membership Interests from the registration requirements of the Securities Act and from the registration requirements of the securities laws of the several states. Each Member further acknowledges that the Company will not, and has no obligation to, recognize any Transfer of all or any part of such Member's Membership Interest to any Person except in accordance with this Agreement.

(c) Legend on Agreement. Each of the Members does hereby acknowledge and agree that a legend reflecting the restrictions imposed upon the Transfer of such Member's Membership Interest under ARTICLE III, under the Securities Act and under any securities laws of the several states will be and has been placed on the first page of this Agreement.

(d) Due Organization; Power and Authority; No Conflict. Each Member does hereby represent and warrant to the Company and to each other that (i) if such Member is a corporation, it is duly incorporated, validly existing and in good standing under the law of the state of its incorporation and, if required by law, is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein), (ii) if such Member is a limited liability company, it is duly organized, validly existing and in good standing under the law of the state of its formation and, if required by law, is duly qualified and in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not formed therein), (iii) if such Member is a partnership, trust or other entity, it is duly formed, validly existing, and in good standing under the law of the state of its formation, and, if required by law, is duly qualified to do business and in good standing in the jurisdiction of its principal place of business (if not formed therein), (iv) such Member has full corporate, limited liability company, partnership, trust or other applicable power and authority to execute and agree to this Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other Persons necessary for that due authorization, execution, delivery, and performance of this Agreement by such Member have been duly taken, (v) such Member has duly executed and delivered this Agreement and (vi) such Member's authorization, execution, delivery, and performance of this Agreement does not conflict with any other agreement or

arrangement to which that Member is a party or by which it is bound or any of its properties are subject.

(e) Accredited Investor and Other Status. Each Member does hereby represent and warrant to the Company and to each other that (i) such Member is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act, (ii) such Member is a United States person (as defined in Code Section 7701(a)) and (iii) the funds being used by such Member to purchase Membership Interests do not constitute assets of any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), or any plan (within the meaning of Section 4975 of the Code).

(f) Other. Each Member does hereby represent and warrant to the Company and to each other that (i) such Member was not specifically formed for the purpose of acquiring Membership Interests or, if it was so specifically formed, the representations made herein shall apply to the parent of such entity and (ii) the Membership Interests of such Member do not represent more than 40% of such Member's assets or, if they do, the representations made herein shall apply to the parent of such entity.

Section 2.9 Warranty Regarding Brokers. Each Member represents and warrants to the other Member that no Persons are entitled, as a result of the actions of such Member, or any of their respective Affiliates, to a brokerage commission, fee or similar compensation relating to the formation of the Company or the acquisition of such Member's Membership Interest. Each Member shall indemnify, defend and hold the Company and the other Member harmless from and against any and all losses, costs, damages and expenses (including reasonable attorneys' fees and court costs) actually incurred or paid by the Company or such other Member as a result of the inaccuracy of the foregoing warranty and representation.

Section 2.10 Filings by Company. Subject to provisions of Article X, the Investment Manager, on behalf of the Company, shall promptly file or cause to be filed from time to time such documents as are required to be delivered, published or recorded in order to continue the existence and good standing of the Company as a limited liability company under the laws of the State of Delaware and to maintain its qualification in each state in which it transacts business. Without limiting the foregoing, the Investment Manager shall use its commercially reasonable efforts to timely file all annual reports with the Secretary of State of the State of Delaware and all other applicable governmental offices, prior to the imposition of any fine or penalty, unless and until a certificate of cancellation shall be filed pursuant to this Agreement.

ARTICLE III
MEMBERSHIP; DISPOSITIONS OF INTERESTS

Section 3.1 Members. The initial Members of the Company are Anthracite and Investor, each of which is admitted to the Company as a Member as of the Effective Date.

Section 3.2 Dispositions of Membership Interests.

(a) General Restriction. A Member shall not, directly or indirectly, sell, assign or otherwise transfer, whether voluntarily, involuntarily or by operation of law

(collectively, a "Transfer"), all or any portion of or any interest in its Membership Interest, nor pledge, mortgage, hypothecate, grant a security interest in or otherwise encumber (an "Encumbrance") all or any portion of or any interest in its Membership Interest (including a transfer, assignment, hypothecation or pledge of any right to receive distributions from the Company), without the prior written consent of the other Member; provided, however, that, such consent shall not be required to be obtained in connection with any Permitted Transfers so long as the transferor remains liable for the performance by the transferee of its obligations hereunder and the transferee assumes all such obligations.

(b) Prohibited Transfers. Notwithstanding anything contained herein to the contrary, no Transfer of any Membership Interest shall be permitted if and to the extent the transferee thereunder shall be a Person (a "Prohibited Person") with whom a U.S. Person is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders or lists published by the United States Office of Foreign Assets Control, Department of the Treasury, any successor governmental or similar authority thereto ("OFAC"), including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC or otherwise. For the purposes hereof, a "U.S. Person" means a United States citizen, a permanent resident of the United States, an entity organized under the laws of the United States or any of its territories or having its principal place of business within the United States or any of its territories, or any other Person that is a "United States person" as described in, or for the purposes of, Executive Order 13224 of September 23, 2001 or any amendment, replacement or other modification thereto.

(c) No Transfers in Violation of Law or Loan. The Members hereby agree that no sale of any interest in the Company or other Transfer or Encumbrance shall be made which would result in the violation of any applicable law, order, rule, or regulation of the United States of America, or the State of Delaware, including without limitation, the Securities Act or "Blue Sky" laws applicable to the Company, or would result in the violation of a Company Loan (other than Member Loans).

(d) No Transfers Resulting in Change in Tax Status. The Members hereby agree that no sale of any interest in the Company or other Transfer or Encumbrance shall be made which would cause the Company to lose its status as a partnership for U.S. federal income tax purposes or cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code and the regulations promulgated thereunder.

(e) No Transfers Resulting in Investment Company Status. The Members hereby agree that no sale of any interest in the Company or other Transfer or Encumbrance shall be made which would cause the Company to become, or become subject to registration and regulation as, an "investment company" as such term is defined in the Investment Company Act.

(f) Attempted Transfers. Any attempted Transfer or Encumbrance of all or any portion of a Membership Interest, other than strictly in accordance with the provisions of this Agreement, shall be void. Each transferring or pledging Member agrees that it will pay all reasonable expenses, including attorneys' fees, incurred by the Company in connection with any

actual or proposed Transfer or Encumbrance by such Member, whether or not such Transfer or Encumbrance is consummated, except to the extent that the transferee thereof agrees to and does bear such expenses.

(g) Specific Performance. In the event that any Member shall attempt to Transfer, or permit the Transfer of, all or any portion of any direct or indirect interest in the Company or all or any portion of its Membership Interest, in violation of the provisions of this Agreement and any rights hereby granted, then any other Member, in addition to all rights and remedies hereunder, at law and/or in equity, shall be entitled to a decree or order restraining and enjoining such Transfer and the offending party shall not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law shall be an inadequate remedy for a breach or threatened breach or violation of the provisions concerning Transfers set forth in this Agreement. In addition, it is expressly agreed that the remedy at law for breach of any of the obligations set forth in this Section 3.2 is inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a party to comply fully with each of said obligations, and (ii) the uniqueness of each Member's business and assets and the relationship of the Members. Accordingly, each of the obligations set forth in this Section 3.2 shall be, and is hereby expressly made, enforceable by specific performance.

(h) Other Documentation. In connection with any Transfer of a Membership Interest or any portion thereof, and any admission of a transferee as a Member, the Member making such Transfer and the transferee shall furnish the other Member with such documents regarding the Transfer as the other Member may reasonably request (in form and substance reasonably satisfactory to such other Member), including a copy of the Transfer instrument, a ratification by the transferee of this Agreement (if the transferee is to be admitted as a Member), and evidence reasonably satisfactory to such other Member that such Transfer will not cause the Company to be in breach of or default under any agreement binding on the Company or any of its assets.

Section 3.3 Creation of Additional Membership Interests. Additional Membership Interests shall not be created or issued to existing Members or to other Persons, except as expressly provided under this Agreement. Except as provided herein, where such admission is so authorized, such admission of any new Member(s) shall be reflected in an amendment to this Agreement which shall be valid if executed by all Members.

Section 3.4 No Resignation. A Member may not resign, withdraw or dissociate itself from the Company without the consent of the other Member, and any statutory rights to seek or effect any such resignation, withdrawal or dissociation are hereby waived.

Section 3.5 Information. In addition to the other rights specifically set forth in this Agreement, each Member is entitled to the following information under the circumstances and conditions set forth in the Act: (a) true and full information regarding the status of the business and financial condition of the Company, (b) promptly after becoming available, a copy of the Company's (if applicable) federal, state and local income tax returns for each year; (c) a current list of the name and last known business, residence or mailing address of each Member and the Investment Manager; (d) a copy of this Agreement and the Company's Certificate, including all

amendments thereto; (e) true and complete information regarding the amount of Capital Contributions contributed by each Member and (if known) to be contributed in the future, and the date on which each became a Member; and (f) other information regarding the affairs of the Company to which that Member is entitled pursuant to Section 18-305 of the Act (including all Company books and records). Under no circumstances shall any information regarding the Company or its business be kept confidential from any Member.

Section 3.6 Withholding. The Company shall, and the Investment Manager is authorized and directed to cause the Company to, withhold from payments, distributions or allocations to any Member and to pay over to any Governmental Authority any amount required to be withheld pursuant to the Code or any other Governmental Requirements. All amounts so withheld shall be treated as amounts paid or distributed to such Member and will reduce the amount otherwise payable or distributable to such Member for all purposes of this Agreement.

ARTICLE IV
MANAGEMENT OF COMPANY

Section 4.1 Management by Board. Subject to matters that are expressly reserved under the Act to Members and to matters within the responsibility of the Investment Manager as provided herein, the management and control of the Company shall be vested in the Board of Managers (the "Board"). Each person appointed by a Member to the Board shall act at the exclusive direction of, be the agent of and shall be free to represent the views and positions of such appointing Member. The Board shall have the responsibility for establishing the policies and operating procedures with respect to the business and affairs of the Company and for making all decisions as to all matters which the Company has authority to perform, as fully as if all the Members were themselves making such decisions in lieu thereof. All decisions made with respect to the management and control of the Company and approved by the Board (except for such decisions which by the express terms of this Agreement provide otherwise) shall be binding on the Company and all Members. The Board may elect officers of the Company to implement the decisions (including, without limitation, executing documents) of the Board from time to time.

Section 4.2 Board of Managers.

(a) Composition. The Board shall consist of six individuals (each such individual, a "Manager"). Anthracite (or its permitted transferee) shall have the right to appoint three (3) Managers, and Investor (or its permitted transferee) shall have the right to appoint three (3) Managers. Each Manager shall serve at the pleasure of and may be removed with or without cause by the Member which appointed him or her. Anthracite hereby selects Chris A. Milner, Richard M. Shea and Daniel P. Sefcik as its initial Managers. Investor hereby selects William Helm, Andrew Rifkin and Michael Pedulla as its initial Managers.

(b) Resignations. Any Manager may resign his or her position at any time by giving written notice thereof to the remaining Managers. Any such resignation shall take effect at the time specified therein or, if no time shall be specified, upon receipt thereof by the remaining Managers. Unless specified in any such written notice of resignation, the acceptance of such resignation shall not be necessary to make it effective.

(c) Vacancies. A vacancy on the Board shall be deemed to exist in the case of resignation, removal or death of any Manager. In the event of a vacancy on the Board, regardless of how caused, the Member that appointed the Manager whose position is to be filled shall have the same right of appointment, which shall be exercised as soon as practicable.

(d) Meetings. Regular meetings of the Board shall be held at least quarterly, unless otherwise agreed in writing by the Managers. Special meetings shall be held whenever requested by any Manager. Notice of regular and special meetings of the Board shall be given to each Manager, specifying the time and place of the meeting and the agenda therefor, and must be given to all Managers at least five (5) days in advance of each such meeting. Notice need not be given to any Manager who signs a waiver of notice (whether before or after the meeting) or who attends the meeting without protesting the lack of notice prior to its commencement. Meetings of the Board may be conducted in person or by conference telephone facilities or similar communications equipment allowing Managers participating in the meeting to hear each other at the same time.

(e) Voting, Quorum and Action. Each Manager shall be entitled to cast one vote. Four Managers shall constitute a quorum for the transaction of business at any meeting. All actions of the Board shall require the affirmative vote of the majority of Managers present, provided, all actions shall require the affirmative vote of at least one Manager appointed by Anthracite and at least one Manager appointed by Investor.

(f) Written Consent. Any action required or permitted to be taken by the Board may be taken in the form of a written consent signed by at least four Managers; provided, each such consent shall require the written consent of at least one Manager appointed by Anthracite and at least one Manager appointed by Investor.

Section 4.3 Investment Manager.

(a) Appointment of Investment Manager. The Board hereby appoints BlackRock Financial Management, Inc. as the initial Investment Manager for the Company's business (the "Investment Manager"), and shall promptly execute an Investment Manager Agreement (the "Investment Manager Agreement") in, or substantially in, the form set forth in Exhibit A hereto. The Investment Manager shall carry out the day-to-day business of the Company and have the power and authority in the name and on behalf of the Company to perform all acts and enter into all contracts and other undertakings authorized to the Investment Manager by the Board, as more fully set forth in the Investment Manager Agreement; provided, however, notwithstanding the foregoing, the Investment Manager shall not, without the prior consent of the Board, purchase, leverage, sell or otherwise dispose of any Investment or incur any Company Loan.

Section 4.4 Aggregation and Allocation of Orders. The Company and the Members acknowledge that circumstances may arise under which the Investment Manager determines that, while it would be both desirable and suitable that a particular security or other investment be purchased or sold for the account of more than one of the Investment Manager's clients' accounts, there is a limited supply or demand for the security or other investment. Under such circumstances, the Company and the Members acknowledge that, while the Investment Manager

will seek to allocate the opportunity to purchase or sell that security or other investment among those accounts on an equitable basis over time, the Investment Manager shall not be required to assure equality of treatment among all of its clients (including that the opportunity to purchase or sell that security or other investment will be proportionally allocated among those clients according to any particular or predetermined standards or criteria). Where, because of prevailing market conditions, it is not possible to obtain the same price or time of execution for all of the securities or other investments purchased or sold for the Company (to the extent previously approved by the Board), the Investment Manager may average the various prices and charge or credit the Company's account with the average price.

Section 4.5 Transactions with Affiliates on Arm's-Length Terms. Except as expressly contemplated or approved by the terms hereof, by the terms (expressly including Section 8) of the Investment Management Agreement or by the Board, the Investment Manager and its Affiliates shall not engage in any transaction with the Company unless the terms of the transaction are on terms which are no less favorable to the Company than would be obtained in a transaction with an unaffiliated party. Except as provided herein, this Agreement shall not be construed in any manner to preclude the Investment Manager or any of their Affiliates from engaging in any activity whatsoever permitted by applicable law. Nothing in this Section 4.5 shall derogate from the Board's authority to manage and control the Company as set forth in Section 4.1 (other than actions specifically delegated to the Investment Manager pursuant to the Investment Management Agreement or separate Board authorization).

Section 4.6 Indemnification and Exculpation.

(a) Indemnification Generally. The Company, out of its own assets and not out of the assets of any Member, shall indemnify and hold harmless the Managers, the Investment Manager and any of their officers, directors, employees or agents, and/or the legal representatives or controlling persons of any of them (herein collectively called the "Indemnified Persons"), from and against any and all losses, damages, costs, expenses (including attorneys' fees and expenses), liabilities, claims and demands suffered or sustained by reason of being or having been a Manager or the Investment Manager or an officer, director, employee or agent or legal representative or controlling person of any of them, or arising out of or in connection with any act or failure to act on the part of such Indemnified Person unless such act or failure to act was the result of the Indemnified Person's actual misconduct, gross negligence or willful violation of any applicable statute or by reason of such Indemnified Person's reckless disregard for its duties or intentional and material breach under this Agreement or Investment Management Agreement. The Company shall, in the sole discretion of the Board upon advice of counsel that such Indemnified Person is not likely not to be entitled to such indemnification, advance to any Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action or proceeding which arises out of being or having been an Indemnified Person. Each Indemnified Person shall agree, in the event that such an advance is made by the Company, it will be subject to repayment to the extent that it is finally judicially determined that such Indemnified Person was not entitled to indemnification under this Section 4.6.

(b) No Indemnification in Violation of Applicable Law. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 4.6 shall not be construed so as to provide for the indemnification of any Indemnified Person for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 4.6 to the fullest extent permitted by law.

(c) Exculpation. No Indemnified Person shall be liable to any Member or the Company for any act or failure to act on behalf of the Company, unless such act or failure to act was the result of the Indemnified Person's actual misconduct, gross negligence or willful violation of any applicable statute or by reason of such Indemnified Person's reckless disregard for its duties or intentional and material breach under this Agreement or Investment Management Agreement. Each Indemnified Person may consult with counsel and accountants in respect of Company affairs and shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants.

(d) No Exculpation in Violation of Applicable Law. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 4.6 shall not be construed so as to relieve (or attempt to relieve) any Indemnified Person of any liability to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 4.6 to the fullest extent permitted by law.

Section 4.8 Removal of Investment Manager. The Investment Manager may be removed by the Board. If the Investment Manager is removed or resigns, the Company shall promptly pay, and in no event later than 30 days after the effective date of such removal or resignation, all unpaid fees and expenses earned or incurred by the Investment Manager in accordance with this Agreement.

Section 4.9 Forced Sale Right of Investor. Investor shall have the right, at any time from time to time, by giving written notice to the Board and the Investment Manager, to request the Investment Manager dispose of an Investment. Investor shall specify the Investment to be sold in such notice. The Investment Manager shall use its good faith efforts to complete an orderly sale of the subject Investment within a reasonable time, taking into account prevailing market conditions and other factors that the Investment Manager may reasonably determine, consistent with obtaining the reasonable market value for such Investment; provided, however, that the Investment Manager shall not be obligated to use its good faith efforts to sell an Investment upon Investor's request pursuant to this Section 4.8 if such sale could result in a violation of or constitute a default under any agreement to which the Company and its Affiliates are subject; provided, further, that nothing shall preclude Anthracite from being a purchaser in any such sale. Notwithstanding the foregoing, in lieu of a sale, the Investment Manager may distribute such Investment to the Members according to their respective Percentage Interest if the Investment Manager shall determine, upon advice of counsel, that there is a reasonable likelihood that a sale would result in a prohibited transaction within the meaning of Section 857(b)(6) of the Code. In such event, the Investment Manager, upon the request of Investor, shall sell any portion of an Investment distributed to Investor pursuant to this Section 4.8 without receiving any further compensation in respect thereof.

ARTICLE V
ACCOUNTING, TAX RETURNS AND REPORTS TO MEMBERS

Section 5.1 Books and Records. The Investments Manager shall keep, or cause to be kept, complete and appropriate books of account maintained on the accrual basis of accounting in accordance with GAAP or such other basis which allows the proper preparation of the Company's tax returns and financial reporting obligations.

Section 5.2 Independent Certified Public Accountants. The Company's independent certified public accountants shall be a nationally recognized independent firm of certified public accountants selected by Investor (the "Auditor"). Investor shall bear all costs and expenses of Auditor in connection with any audit of the Company conducted at the request of Investor.

Section 5.3 Statements and Audit by Independent Certified Public Accountants.

(a) Periodic Reports. At such intervals as shall be mutually agreed upon between the Members and the Investment Manager, the Investment Manager shall prepare, or cause to be prepared, and send to the Members with performance tabulations, a summary of purchases and sales and such other reports as shall be agreed upon from time to time. The Investment Manager shall also reconcile accounting, transaction and asset-summary data with custodian reports at times that are mutually agreeable to the Investment Manager and the Members. If Investor so requests, within forty-five (45) days after the last day of each calendar quarter, the Investment Manager shall prepare, or cause to be prepared, and send to Investor an unaudited balance sheet and statement of operations of the Company for the preceding calendar quarter and cumulatively year-to-date.

(b) Audited Annual Financial Statements. If requested in writing by Investor, the Investment Manager shall prepare, at the sole expense of Investor, and furnish to Investor, within one hundred fifty (150) calendar days after the end of each Fiscal Year, (i) an audited balance sheet of the Company dated as of the end of such Fiscal Year, (ii) an audited related income statement of the Company for such Fiscal Year, (ii) an audited statement of cash flows for such Fiscal Year, and (iv) an audited statement of each Member's Capital Account for such Fiscal Year, all of which shall be certified by Investment Manager as being, to the best of its knowledge, true and correct in all material respects and all of which shall be certified in the customary manner by the Auditors (which firm shall provide such balance sheet, income statement and statement of Capital Account in draft form to the Members for review prior to finalization and certification thereof).

Section 5.4 Where Maintained. The books and records of the Company shall be at all times maintained at the Company's principal office.

Section 5.5 Inspection. Upon reasonable advance notice to the Investment Manager, any Member, or its duly authorized representative (including such Member's appraisers, accountants and advisors), may, at its own option and expense, inspect and conduct audits of the books and records of the Company during the Company's business hours for reasonable periods of time. The Investment Manager shall also reasonably make available its personnel involved directly or indirectly in the affairs of the Company, and shall use commercially reasonable

efforts (at the Company's expense) to cause such personnel to reasonably cooperate with such Member or its authorized representatives and to furnish information requested by it or its authorized representatives as to the status of the affairs of the Company. The Company shall not be required to maintain any such books of account for a period in excess of seven years from the date of the making or receipt thereof, except for those books and records, if any, required to be kept for a longer period under applicable law.

Section 5.6 Income Tax Information; Other.

(a) Within 55 days after the end of each Fiscal Year, or as soon as practicable thereafter (subject to reasonable delays in the event of the late receipt of any necessary information from any Person in which the Company holds Investments), the Investment Manager shall prepare and send, or cause to be prepared and sent, to each Member copies of Schedule K-1 ("Partner's Share of Income, Credits, Deductions, etc."), or any successor schedule or form, for such Member, and such other information as a Member may reasonably request for the purpose of applying for refunds of withholding taxes.

(b) The Investment Manager shall also furnish, as soon as practicable after receipt of a request from a Member, any additional information relating to the Company that is reasonably required for the preparation of such Member's income tax returns and such other information when and as reasonably required by either Member or an Affiliate thereof for reporting under applicable law.

Section 5.7 Bank Accounts. The Investment Manager may open and maintain, in the name of the Company, a bank account or accounts in a bank or savings and loan association, the deposits of which are insured, up to the applicable limits, by the Federal Deposit Insurance Corporation in which may be deposited all funds of the Company.

ARTICLE VI
CAPITAL CONTRIBUTIONS

Section 6.1 Capital Contributions. Upon ten (10) days prior written notice from the Board, each Member shall make Capital Contributions from time to time up to the aggregate amount set forth on Schedule 2 hereto opposite the name of such Member. A Capital Call shall be in the form of a written notice to all Members specifying (a) the general purpose of such Capital Call, and, if such contribution is intended to be invested in an Investment, a general description of the Investment, which the Board deems appropriate (taking into account, among other things, any confidentiality requirements with the seller of such asset, (b) the aggregate dollar amount and (c) the date on which payment shall be due, which date shall be no less than ten (10) days after the date of receipt of such notice. Each Member shall be required to contribute an amount equal to the product of its Percentage Interest multiplied by the aggregate amount of such Capital Call. The Board may, subject to compliance with the above advance notice requirements, amend, delay or rescind Capital Calls at any time prior to the payment due date thereof. The amendment, delay or rescission of a Capital Call shall not affect or abridge the right of the Board to make any subsequent Capital Call.

Section 6.2 Failure to Make Capital Contributions.

(a) If a Member (a "Defaulting Member") fails to make any Capital Contribution required of it hereunder within the time herein provided, and such failure shall continue for five (5) business days after notice by the Investment Manager or any other Member to the Defaulting Member specifying such failure (with time being of the essence as to such five (5) business day cure period), then the other Member (the "Non-Defaulting Member") may at its option elect to (i) re-characterize as a loan to the Company the Capital Contribution that it has then made in connection with such capital call and (ii) make a loan to the Company in an amount equal to the unpaid Capital Contributions then required of the Defaulting Member. In such event, the Non-Defaulting Member will be entitled to interest on the aggregate amount of said loan at the Default Rate, and said loan and the interest thereon shall be payable by the Company prior to any further distributions to the Members.

(b) If a Defaulting Member's failure to make any Capital Contribution required of it hereunder continues beyond the five (5) business day period referenced in Section 6.2(a), the Non-Defaulting Member may, if it so elects and as an alternative to the loan referenced in Section 6.2(a), make the unpaid Capital Contribution then required of the Defaulting Member (in addition to the Capital Contribution required of it), and in such event the Defaulting Member's Percentage Interest shall be reduced by subtracting therefrom the percentage amount equal to (i) the amount of the Capital Contribution which the Defaulting Member failed to make multiplied by 150% divided by (ii) the sum of all Capital Contributions made by the Members (including the unpaid Capital Contribution then required of the Defaulting Member that was made by the Non-Defaulting Member). The Percentage Interest of the Non-Defaulting Member shall be increased by a like percentage amount.

(c) Upon request by either Member, the Members shall execute and deliver to each other a confirmatory instrument reasonably acceptable to both Members confirming the effectiveness of the foregoing adjustments; provided, however, that each such adjustment shall be effective whether or not such instrument is delivered.

(d) The provisions of Section 6.2 shall be applicable each time that a Member shall fail to pay all or any portion of a Capital Contribution within the time frames specified in this Section 6.2.

(e) The Members hereby acknowledge to one another that because of the difficulty in calculating the damage that may result from the failure of a Member to make a Capital Contribution, the remedies set forth in this Section 6.2, have been approved by the Members as fair and reasonable. Notwithstanding the foregoing, if a Member shall fail to make a Capital Contribution required to be made by it hereunder, the Company or the other Member may exercise any other remedy against the Defaulting Member available to it at law or in equity, including the right to obtain an order of specific performance.

Section 6.4 Guaranties; Letters of Credit.

(a) Each Member or a creditworthy Affiliate thereof shall provide any payment guaranty, non-recourse carveout guaranty and/or indemnity (each a "Guaranty") as may

be required by any Company Loan lender; provided, however, nothing herein shall derogate from the Board's authority to approve any Company Loan and the Board shall first approve any such Company Loan and such Guaranty requirements. In negotiating any such Company Loan, the Company shall seek to obtain the agreement of the lender thereunder that the Members or their creditworthy Affiliates providing such Guaranty be permitted to provide several and not joint guaranties, in accordance with each Member's Percentage Interest, but the failure of the Company to obtain such agreement of the lender shall not relieve any Member of its obligation hereunder. Any payment by a Member or its creditworthy Affiliate under any Guaranty shall be deemed to be an additional Capital Contribution by such Member. If any Member or any of its creditworthy Affiliates makes any payments under a guaranty (or any reimbursement agreement entered into by the Members and their creditworthy Affiliates in connection with any guaranty) in excess of its Percentage Interest of the total amount paid by the Members or their creditworthy Affiliates under their respective guaranty (and such reimbursement agreement), (i) such Member shall provide the other Member a written notice of any such payments made by it or its creditworthy Affiliates, and (ii) the other Member, within ten (10) business days after receipt of such notice, shall make, or shall cause its creditworthy Affiliates to make, an additional Capital Contribution in an amount equal to the excess of (x) the amount paid under such guaranty (and such reimbursement agreement) by the Member giving such notice, over (y) its Percentage Interest in the aggregate amount paid under such guaranty (and such reimbursement agreement) (it being understood that each other Member shall not be obligated to make, or cause to be made, additional Capital Contributions to cover such excess in an amount greater than its Percentage Interest in the aggregate amount paid under such guaranty (and such reimbursement agreement)). Additional Capital Contributions made by the other Member following a notice as set forth above, shall be immediately distributed to the Member who contributed in excess of its Percentage Interest in accordance with Article VIII hereof.

(b) Prior to the signing of any guaranty, the Members and their applicable creditworthy Affiliates which entered into the Guaranty shall enter into a reimbursement agreement, substantially in the form annexed hereto as Exhibit B, pursuant to which each Member and its respective creditworthy Affiliate shall be obligated to reimburse the other Member for payments under any such guaranty in excess of its Percentage Interest.

(c) Notwithstanding anything contained herein to the contrary, in connection with any payment under a Guaranty required by any Company Loan lender, (i) if any such payment is made by the Member or any creditworthy Affiliate thereof whose acts or omissions (or the acts or omission of any of its other Affiliates) were the cause of such payment (the "Triggering Member"), any such payment shall not be considered an additional Capital Contribution by such Triggering Member and the Triggering Member shall not be entitled to any reimbursement from the non-Triggering Member or its Affiliates, and (ii) if any such payment is made by the non-Triggering Member or any Affiliate thereof, such payment shall not be considered an additional Capital Contribution by the non-Triggering Member, and the Triggering Member shall reimburse, indemnify, defend, save and hold the non-Triggering Member and its Affiliates harmless from and against any liability arising from such Guaranty (the "Indemnification Obligation"). Any Indemnification Obligation of the Triggering Member under this Section 6.3 shall bear interest at twenty percent (20%) per annum, compounded quarterly, from the date of payment under such non-recourse carve-out guarantee until the date of full and final satisfaction of such Indemnification Obligation.

(d) In the event that the Company is required to provide, or to contribute toward, one or more letters of credit as security for any Company Loan that is not a Member Loan, each Member shall provide, or shall cause a creditworthy Affiliate to provide, such letters of credit, or an equivalent cash amount in lieu thereof, in an aggregate amount equal to its Percentage Interest of the aggregate amount of security required from the Company in connection with such letter of credit; provided, however, nothing herein shall derogate from the Board's authority to approve any Company Loan. Any draw down under any such letter of credit shall be deemed to be an additional Capital Contribution by the Member providing (or causing its creditworthy Affiliate to provide) such letter of credit. In the event that any draw downs under any Member's letter of credit (plus any payments made under any reimbursement agreement entered into by the Members and their respective creditworthy Affiliates in connection with the furnishing of such letters of credit), are in excess of such Member's Percentage Interest of the aggregate amount drawn down under the Members' letters of credit (and the amount of payments under any such reimbursement agreement), (i) such Member shall provide the other Member a written notice of any such draw downs (and payments under such reimbursement agreement) and (ii) each other Member, within ten (10) business days after receipt of such notice, shall make, or shall cause any of its creditworthy Affiliates to make, an additional Capital Contribution in an amount equal to the excess of (x) the amount drawn down under the letter of credit of the Member giving such notice (and payments by such Member under such reimbursement agreement) over (y) such Member's Percentage Interest in the aggregate amount drawn down under the letters of credit provided by the Members (and payments made under such reimbursement agreement) (it being understood that each other Member shall not be obligated to make, or cause to be made, additional Capital Contributions to cover such excess in an amount greater than its Percentage Interest in the aggregate amount drawn down under the letters of credit provided under this Section 6.3(d) (and payment made under such reimbursement agreement)). Additional Capital Contributions made by the other Member following a notice as set forth above shall be distributed to the Member that contributed in excess of its Percentage Interest pursuant to Article VIII hereof. Notwithstanding the foregoing, the Members shall use commercially reasonable efforts to provide one letter of credit for the aggregate amount required by the applicable lender, and each Member shall provide appropriate security for its Percentage Interest of such required letter of credit. Subject to Section 4.5, the Company shall pay to the Member which arranges for the issuance of such single letter of credit a commercially reasonable fee in connection with such arrangements. Prior to the providing any letters of credit, the Members and their applicable creditworthy Affiliates which provided such Letter of Credit or additional cash in connection with the Company Loan shall enter into an agreement pursuant to which such creditworthy Affiliates shall be obligated to make the additional Capital Contributions referred to in this Section 6.3(d).

Section 6.5 No Interest. Other than expressly as set forth in this Agreement, no Member shall be entitled to any interest or compensation by reason of its Capital Contributions or by reason of serving as a Member.

Section 6.6 Balances. The Company's books and records shall contain entries indicating the type and amount of Capital Contributions made to the Company and, the balances in the Capital Accounts and other Accounts.

Section 6.7 Company Loans by Members.

(a) Except as otherwise approved in writing by the Members, the following provisions shall apply to any Company Loans made by any of the Member to the Company ("Member Loans"):

(b) No Member shall make, and the Company shall not accept, any Member Loan without the prior consent of the other Member.

(c) Member Loans shall not be considered contributions to the capital of the Company and shall not increase the Capital Contributions, Capital Account or Percentage Interest of the lending Member.

(d) The debt service of any Member Loan shall be an operating expense of the Company.

(e) If there is more than one outstanding Member Loan by one or more of the Members for which no provision as to payment has been agreed upon, partial payments shall be credited against such outstanding Member Loans on a pro rata basis in proportion to the amount of each such outstanding Member Loan (and accrued but unpaid interest thereon as may be applicable).

(f) Recourse on such Member Loans shall be limited to the assets of the Company.

(g) Nothing herein shall authorize any Member Loan by a Member to the Company unless otherwise expressly authorized pursuant to the provisions of this Agreement or unless approved by all Members.

ARTICLE VII
FEES AND EXPENSES; GUARANTIES

Section 7.1 Investment Management Fee and Incentive Fee.

(a) Investor. Investor shall directly pay to the Investment Manager, or, to the extent accrued and unpaid, two (2) Business Days after written notice to Investor, the Investment Manager shall be entitled to take out of Investor's Capital Account, an investment advisory fee (the "Investment Management Fee") to be accrued and paid at the end of each calendar quarter at the annual rate equal to the product of (A) the monthly weighted average of Investor's Percentage Interest during such calendar quarter multiplied by (B) the product of (i) 0.35% and (ii) the monthly weighted average of the Fair Market Value of the Company's Investments (after taking into account dispositions) during such calendar quarter. In addition, on the date eighteen months after the date the Company acquires its first Investment, if the total realized and unrealized return (any unrealized return to be calculated based on the Fair Market Value of the Company's assets) on the monthly weighted average of Company's Investments (after taking into account dispositions) is 9.0% per annum (compounded annually) or greater for the eighteen-month period, Investor shall directly pay to the Investment Manager, or, to the extent accrued and unpaid, two (2) Business Days after written notice to Investor, the Investment Manager shall

be entitled to take out of Investor's Capital Account, an incentive fee (the "Incentive Fee") equal to the product of (A) the monthly weighted average of the Investor's Percentage Interest during such period multiplied by (B) the product of (i) 0.40% and (ii) the monthly weighted average of the Fair Market Value of the Company's Investments (after taking into account dispositions) during such eighteen-month period. The Investment Management Fee and Incentive Fee, if any, will commence accruing as of the date the Company acquires its first Investment. Investor shall make payment for the full amount of the Investment Management Fee or Incentive Fee no later than two (2) business days after receipt of a payment notice from Investment Manager for payment of such amount. By way of example and for avoidance of doubt, if (A) on the date hereof, the Members contribute $100 to the Company, (ii) the Company borrows an additional $500 and (iii) the Company purchases $600 of Investments and (B) on the date which is eighteen months after the date hereof, the Fair Market Value of such Investments is equal to or in excess of $683, the Incentive Fee shall be earned. A further illustrative example of the calculation of the Investment Management Fee and Incentive Fee is set forth on Schedule 3 hereto.

(b) Anthracite. Anthracite shall not be required to pay, and shall not be allocated, any Investment Management Fee or Incentive Fee under this Agreement to the Investment Manager, it being understood that Anthracite is required to pay BlackRock Financial Management, Inc. a separate investment advisory fee pursuant to an Amended and Restated Investment Advisory Agreement, dated as of March 31, 2008, between Anthracite and BlackRock Financial Management, Inc. (as such agreement may be amended, supplemented, restated, extended or replaced from time to time).

(c) Pro-ration. The Investment Management Fee for any Investment Management Fee period shall be pro-rated for the number of days in such period.

Section 7.2 Company Expenses. The Company shall bear and be charged with the following costs and expenses of the Company (and shall promptly reimburse the Investment Manager or its Affiliates, as the case may be, to the extent that any of such costs and expenses are paid by such entities) (the "Company Expenses"):

(a) Organizational Expenses;

(b) fees and expenses for attorneys, accountants and other professionals to the extent that they relate to an Investment or otherwise to the business of the Company;

(c) all costs and expenses, if any, incurred in diligencing, acquiring, developing, negotiating, structuring, servicing, financing and disposing of Investments, including indemnification costs to purchasers and sellers of Investments and other parties, costs for financing, legal, accounting, advisory and consulting services, duplicating, postage, delivery, lodging, travel, long distance telephone, appraisal, engineering and environmental services, and property costs in connection therewith (to the extent not subject to any reimbursement of such costs and expenses by entities in which the Company invests or other third parties);

(d) to the extent the Investment Manager and its Affiliates are not reimbursed by an entity in which the Company has invested or proposes to invest or, any deposits or down payments of cash (whether made before or after the date hereof) that are forfeited in connection with a proposed Investment that is not ultimately made;

(e) brokerage commissions, custodial expenses and other investment costs incurred in connection with Investments;

(f) interest on and fees and expenses arising out of all borrowings made by the Company, including the arranging thereof;

(g) expenses of liquidating the Company;

(h) any taxes, fees or other governmental charges levied against the Company and not attributable to a particular Member and all expenses incurred in connection with any tax audit, investigation, settlement or review of the Company; and

(i) any other expenses incurred in relation to the administration of the Company.

ARTICLE VIII
DISTRIBUTIONS

Section 8.1 Distributions in General. Except as otherwise expressly provided herein, no Member shall have the right to withdraw from the Company or to receive any distribution or return of its Capital Contributions. Distributions of Company assets that are provided for in this Article VIII and in Article X shall be made only to persons who, according to the books and records of the Company, were the holders of record of Membership Interests in the Company on the date determined by the Investment Manager as of which the Members are entitled to any such distributions.

Section 8.2 In Kind of Marketable Securities upon Investor's Consent; Distributions.

(a) Subject to Section 4.8, distributions prior to the dissolution of the Company may only take the form of cash or, with the consent of the applicable Member, Marketable Securities. Subject to the foregoing, distributions of Marketable Securities shall be made in the same proportions as would cash in an amount equal to the Fair Market Value of the Marketable Securities being distributed (but may not otherwise be made in kind except in connection with the dissolution and winding up of the Company); provided, that any distribution of Marketable Securities pursuant to this Article VIII shall be made in accordance with the following:

(i) the Investment Manager shall give at least ten (10) business days' prior notice of any proposed distribution of Marketable Securities pursuant to this Section 8.2 and the date of such proposed distribution;

(ii) the Investment Manager shall not make any distribution of Marketable Securities to any Member if the Investment Manager has been advised in writing by such Member that such distribution would result in, or be more likely than not to result in, a violation of applicable law, rule or regulation. In the event the Investment Manager is so advised in writing, the Company as promptly as practicable shall dispose on behalf of such Member of all or any portion of such Marketable Securities that otherwise would have been distributed to such Member at such price and on such terms as the Investment Manager shall determine in good faith to be then achievable and to distribute to such Member instead the proceeds from such disposition;

(iii) any gain or loss upon the disposition of such Marketable Securities shall be allocated pro rata only among those Members electing to receive proceeds instead of Marketable Securities, and such Members shall bear all of the expenses (including, without limitation, underwriting costs and brokerage commissions) of such disposition. For purposes of maintaining Capital Accounts and determining Profits and Losses, Marketable Securities sold on behalf of a Member shall be deemed distributed to such Member immediately prior to such sale (and shall be deemed to have a value equal to the cash realized from such sale) and resulting book gain or loss shall be allocated pro rata solely to such Members;

(iv) any book gain or loss for Capital Account adjustment purposes upon the actual distribution in kind of Marketable Securities described in this Section 8.2 shall be allocated pro rata only among those Members receiving such distribution;

(v) the Investment Manager may request, but no Member shall be required to give, a proxy with respect to any Marketable Securities distributed in kind; and

(vi) the Investment Manager may reasonably require that as a condition to any Member receiving a distribution in kind of Marketable Securities pursuant to this Section 8.2, such Member shall make any necessary or desirable representations, warranties and covenants as the Investment Manager shall reasonably determine.

(b) Except as provided in this Section 8.2, distributions consisting of both cash and Marketable Securities shall be made, to the extent practicable, in equal proportions of cash and such Marketable Securities as to each Member receiving such distributions.

(c) Except as otherwise provided in this Agreement, assets distributed in kind shall be deemed to have been sold for cash for their Fair Market Value determined in accordance with this Agreement. Upon the making of a distribution in kind, the Capital Accounts of the Members receiving such distribution shall be reduced by the Fair Market Value of the property distributed and the Capital Accounts of the Members shall be adjusted to reflect gain or loss deemed to have been realized in respect of the deemed sale.

Section 8.3 Timing and Manner of Distributions.

(a) Distributions of available cash (after the repayment in full of any Member Loans; to be applied first to interest and then to principal and, to the extent two or more Member Loans are outstanding, any such payments to be applied in proportion to the amounts outstanding under each Member Loan) shall be made to Members in accordance with their respective Percentage Interest each quarter unless the Board determines otherwise; *provided, however,* that distributions to Investor shall be reduced by any payments made out of Investor's Capital Account to the Investment Manager for the Investment Management Fee and Incentive Fee;

(b) Such distributions shall be made by wire transfer of immediately available funds to the account specified in writing by any Member to the Investment Manager. Distributions shall not be required to be made more frequently than annually unless the aggregate amount to be distributed equals or exceeds $1,000,000. In kind distributions shall be made in the discretion of the Board and subject to the provisions of Section 8.2.

Section 8.4 Special Distributions. Any additional Capital Contributions made by any Member or any Affiliate thereof pursuant to Section 6.2(b) shall be distributed to the Member (the "Credit Member") whose guarantee payments, draw downs or payments under any reimbursement agreement were in excess of such Member's Percentage Interest in the aggregate amounts of such guarantee payments, draw downs or reimbursement agreement payments, as the case may be (such excess, the "Excess Capital Contribution"), as a return of capital to such Credit Member, up to the amount of such Excess Capital Contribution.

ARTICLE IX
CAPITAL ACCOUNTS, ALLOCATIONS, AND TAX MATTERS

Section 9.1 Capital Accounts.

(a) Establishment and Maintenance. A separate capital account ("Capital Account") shall be established and maintained for each Member. The Capital Account of each Member will be determined and adjusted as follows:

(1) Each Member's Capital Account will be credited with the Capital Contributions contributed to the Company by the Member, the Member's share of Profits under Section 9.2 hereof and any items in the nature of income or gain that are specially allocated to the Member under Section 9.3 hereof.

(2) Each Member's Capital Account will be debited with the amount of cash and the Carrying Value of any Company property distributed to the Member under this Agreement (net of liabilities assumed by such Member and the liabilities to which such property is subject), the Member's share of Losses under Section 9.2 hereof and any items in the nature of deduction or loss that are specially allocated to the Member under Section 9.3 hereof.

(3) If any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(4) Notwithstanding anything else in this Agreement to the contrary, no Member shall be required to pay to the Company or to any other Member the amount of any negative balance which may exist from time to time in such Member's Capital Account.

(b) Modifications by Investment Manager. The provisions of this Section 9.1 and the other provisions of this Agreement relating to the maintenance of Capital Accounts have been included in this Agreement to comply with Section 704(b) of the Code and the Regulations promulgated thereunder and will be interpreted and applied in a manner consistent with those provisions. The Investment Manager may modify the manner in which the Capital Accounts are maintained under this Section 9.1 to comply with those provisions, as well as upon the occurrence of events that might otherwise cause this Agreement not to comply with those provisions; provided, however, without the unanimous consent of all Members, the Investment Manager may not make any modification to the way Capital Accounts are maintained if such modification would have the effect of changing the amount of distributions to which any Member would be entitled during the operation, or upon the liquidation, of the Company.

Section 9.2 Allocation of Profits and Losses. Except as otherwise provided in this Agreement, Profits, Losses and, to the extent necessary, individual items of income, gain, loss or deduction of the Company shall be allocated among the Members in accordance with their respective Percentage Interest.

Section 9.3 Special Allocations. The following special allocations will be made in the following order and priority before allocations of Profits and Losses:

(a) Company Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any taxable year or other period for which allocations are made, before any other allocation under this Agreement, each Member will be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to such Member's share of the net decrease in Company Minimum Gain during such year determined in accordance with Regulations Sections 1.704-2(g)(2). The items to be allocated will be determined in accordance with Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2). This Section 9.3(a) is intended to comply with the Company Minimum Gain chargeback requirements of the Regulations, will be interpreted consistently with the Regulations and will be subject to all exceptions provided therein.

(b) Member Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Section (other than clause (a) of this Section above which shall be applied first), if there is a net decrease in Member Nonrecourse Debt Minimum Gain with respect to a Member Nonrecourse Debt during any taxable year or other period for which allocations are made, any Member with a share of such Member Nonrecourse Debt Minimum Gain (determined under Regulations Section 1.704-2(i)(5), as of the beginning of the year will be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods) in an amount equal to such Member's share of the net decrease in the Member Nonrecourse Debt Minimum Gain during such year determined in accordance with Regulations Section 1.704-2(i)(4). The items to be so allocated will be determined in accordance

with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 9.3(b) is intended to comply with the Member Nonrecourse Debt Minimum Gain chargeback requirements of the Regulations, will be interpreted consistently with the Regulations and will be subject to all exceptions provided therein.

(c) Qualified Income Offset. A Member who unexpectedly receives any adjustment, allocation or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of Company income and gain in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member, if any, as promptly as possible. This Section 9.3 is intended to qualify and be construed as a "qualified income offset" within the meaning of the Code and Regulations Section 1.704-1(b)(2)(ii)(d).

(d) Gross Income Allocation. In the event any Member has a Capital Account deficit at the end of any Fiscal Year which is in excess of the sum of the amounts such Member is obligated to restore, if any, pursuant to any provision of this Agreement or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Member shall be specially allocated items of Company income and gain in the amount of such excess as promptly as possible; provided, that an allocation pursuant to this Section 9.3(d) shall be made only if and to the extent that such Member would have a Capital Account deficit in excess of such sum after all other allocations provided for in this Article IX have been made as if Section 9.3(c) hereof and this Section 9.3(d) were not in this Agreement.

(e) Member Nonrecourse Deductions. Notwithstanding anything to the contrary in this Agreement, any Member Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

(f) Nonrecourse Deductions. Nonrecourse Deductions for any taxable year or other period for which allocations are made shall be allocated in accordance with each Member's respective Percentage Interest.

(g) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset under Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Regulations Section 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Regulations Section 1.704-1(b)(2)(iv)(m).

(h) Tax Allocations; Code Section 704(c). In accordance with Code Section 704(c) and the related Regulations, income, gain, loss and deduction with respect to any property contributed to the capital of the Company, solely for tax purposes, will be allocated among the Members so as to take account of any variation between the adjusted basis to the Company of the property for federal income tax purposes and the initial Carrying Value of the property.

Allocations under this Section 9.3(h) are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses or other items or distributions under any provision of this Agreement.

(i) Any Investment Management Fees or Incentive Fees paid by the Company on behalf of the Investor pursuant to Section 7.1(a) shall be specially allocated to, and shall reduce, the Capital Account of Investor.

(j) Members shall be bound by the provisions of this Section in reporting their shares of Company income and loss for income tax purposes.

Section 9.4 Tax Elections. The following elections shall be made on the appropriate returns of the Company:

(a) to adopt the calendar year as the Company's Fiscal Year;

(b) to adopt the accrual method of accounting and to keep the Company's books and records on the income-tax method; and

(c) pursuant to Section 6231(a)(1)(B)(ii) of the Code, to have Section 6231(a)(1)(B)(i) of the Code not apply (thereby allowing Sections 6221 through 6234 of the Code to apply to the Company).

No election shall be made by the Company or any Member to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state laws.

Any other elections for Federal, state, local and non-U.S. tax matters for the Company shall be made with the approval or consent of the Board.

Section 9.5 Tax Matters Partner. Anthracite shall be the "tax matters partner" ("TMP") of the Company, as described in Code Sections 6221 through 6233, and in any similar capacity under state or local law. The TMP shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of Section 6223 of the Code. The TMP shall inform each other Member of all significant matters that may come to its attention in its capacity as TMP by giving notice thereof within ten (10) business days after becoming aware thereof and, within such time, shall forward to each other Member copies of all significant written communications it may receive in such capacity. The TMP shall furnish to the other Member a copy of all notices or other written communications received by the TMP from any taxing authority (except such notices or communications as are sent directly to the other Member). The TMP shall notify the other Member of all conversations it has had with the taxing authority and shall keep the other Member informed of all matters which may come to its attention in its capacity as TMP by giving it written notice thereof within fifteen (15) days after the TMP becomes informed of any such matter or within such shorter period as may be required by the appropriate statutory or regulatory provisions. Other than positions taken by the Auditor on the Company's tax returns, the TMP shall not take any positions with the tax authority without the approval of the Board. The TMP shall not have the authority, unless such action has received the approval of the Board, to do any of the following: (i) enter into a settlement

agreement relating to tax matters which purports to bind any Member other than the TMP; (ii) to file a petition as contemplated in Section 6226(a) or 6228(a) of the Code; (iii) to file any request contemplated in Section 6227(b) of the Code; or (iv) to enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Code. The TMP shall have no liability to the Company or any other Member (except as and to the extent specifically provided herein) and shall be entitled to indemnification to the full extent provided herein or otherwise permitted by law for any acts or omissions when acting as TMP; provided, however, that the TMP shall not be entitled to the foregoing indemnification if it is determined by a final judgment of a court of competent jurisdiction that such act or omission was performed or omitted in bad faith or fraudulently or with willful misconduct or gross negligence. When necessary, the TMP shall be permitted to use the services of third-party consultants, whether affiliated or unaffiliated in connection with its duties as TMP. The TMP shall not be required to take any action or incur any expenses for the prosecution of any administrative or judicial remedies in its capacity as TMP unless the parties hereto agree on a method of sharing expenses incurred in connection with the prosecution of such remedies. Further, as long as the TMP is not negligent and acts in good faith, the Company shall indemnify and hold harmless the TMP from and against any and all liabilities incurred by the TMP in connection with any activities or undertakings taken by it in its capacity as the TMP. This provision is not intended to authorize such Member to take any action left to the determination of an individual Member under Sections 6222 through 6232 of the Code.

Section 9.6 Allocations on Transfer of Membership Interests. All items of income, gain, loss, deduction, and credit allocable to any interest in the Company that may have been transferred shall be allocated between the transferor and the transferee based upon that portion of the Fiscal Year during which each was recognized as owning such interest, without regard to the results of Company operations during any particular portion of such Fiscal Year and without regard to whether cash distributions were made to the transferee or the transferee during such Fiscal Year; however, such allocation shall be made in accordance with a method permissible under Section 706 of the Code and the Regulations thereunder.

Section 9.7 REIT Compliance Restrictions.

(a) So long as Anthracite owns, directly or indirectly, any membership interest in the Company, then, notwithstanding any other provision of this Agreement, and unless Anthracite consents otherwise:

(1) except for a taxable REIT subsidiary of Anthracite, within the meaning of Section 856(l) of the Code, the Company shall not acquire after the date hereof directly or indirectly or by attribution (in accordance with attribution rules referred to in Section 856(d)(5) of the Code), in the aggregate more than ten percent (10%) of the total value of all classes of stock or more than ten percent (10%) of the total voting power (or, with respect to any such Person which is not a corporation, an interest of ten percent (10%) or more in the assets or net profits of such Person) of a lessee or sublessee of all or any asset of the Company except in each case with the specific written approval of Anthracite, which shall not be unreasonably withheld;

(2) the Company shall not engage in any prohibited transaction within the meaning of Section 857(b)(6) of the Code;

(3) the Company shall operate in a manner, taking into account any operations conducted through lower-tier entities, such that at all times (i) the Company would satisfy each of the asset tests and the income tests for REITs as set forth in Section 856(c) of the Code, determined as if the Company were a corporation for federal income tax purposes, and (ii) no portion of the Company or any lower-tier entity will be classified as a "taxable mortgage pool" as defined in Section 7701(i) of the Code;

(4) the Company shall make available to Anthracite, on a timely basis, such information as is reasonably requested by Anthracite to enable Anthracite to monitor and ensure its compliance with the REIT qualification requirements insofar they relate to Anthracite's investment in the Company, including, without limitation, information regarding the nature and amount of the Company's gross income and gross assets;

(5) If at any time, or from time to time, the Company receives from Anthracite written advice of nationally recognized tax counsel indicating that (i) there have been material changes in the provisions or interpretations of Section 856 through and including Section 860 of the Code and (ii) as a result thereof and in order to protect Anthracite's status as a REIT, corresponding changes need to be made to this Section of the Agreement, then the Company shall, with the prior review and consent of Investor, adopt such recommended changes to this Section of the Agreement (but only to the extent required to protect Anthracite's status as a REIT and only to the extent such changes do not materially alter the economic arrangement among the Members as evidenced herein); and

(6) All costs and expenses incurred by the Company solely as a result of actions taken by the Company in this Section 9.7 to preserve Anthracite's REIT status shall be the sole responsibility of Anthracite.

ARTICLE X
WITHDRAWAL, DISSOLUTION, LIQUIDATION, AND TERMINATION

Section 10.1 Dissolution, Liquidation, and Termination Generally. The Company shall be dissolved upon the first to occur of any of the following (an "Event of Termination"):

(a) eighteen (18) months after the date the Company acquires its first Investment, unless both Members agree in writing to continue the Company's existence beyond such date (it being expressly understood by the Members that this Agreement may be amended and restated at that time to provide for, among other things, new incentive fee provisions);

(b) a sale or other disposition of all of the Company's assets and the receipt, in cash, of all consideration therefor (unless otherwise determined by the Board);

(c) the determination by the Board to dissolve the Company; or

(d) the occurrence of any event which, as a matter of law, requires that the Company be dissolved.

Section 10.2 Liquidation and Termination. Upon the occurrence of an Event of Termination, the Investment Manager shall act as liquidator or may appoint (with the prior approval of the Board) one or more other Persons as liquidator; provided, however, if the Company is dissolved because of an event occurring with respect to the Investment Manager, the liquidator shall be one or more Persons selected in writing by the Members. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein. The costs of liquidation shall be a Company expense. The steps to be accomplished by the liquidator are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution shall occur or the final liquidation shall be completed, as applicable;

(b) the liquidator shall pay all of the debts and liabilities of the Company or otherwise make adequate provision therefor (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(c) all remaining assets of the Company (the "Distributable Assets") shall be distributed in kind to the Members pari passu as follows: (1) to Anthracite, the AHR Amount and (2) to Investor, the Distributable Assets minus the AHR Amount. "AHR Amount" shall mean the product of Anthracite's Percentage Interest and the Calculation Amount. The "Calculation Amount" shall mean the Distributable Assets plus any Investment Management Fees and Incentive Fees due from Investor or paid by Investor from its Capital Account that were not subsequently reimbursed by Investor into its Capital Account or separately resulted in a set-off against distributions to Investor from the Company under this Agreement. For the avoidance of doubt, a principal purpose of the foregoing calculations is to provide that, upon the occurrence of an Event of Termination, Anthracite shall not be required to pay, and shall not be allocated, any Investment Management Fee or Incentive Fee under this Agreement to the Investment Manager in accordance with Section 7.1(b) hereof. To the extent any assets are distributed in kind to the Members pursuant to this Section 10.2(c), upon the request of Investor, Investment Manager shall sell all or a portion of such assets on behalf of Investor without receiving any further compensation in respect thereof.

Section 10.3 Cancellation of Certificate. On completion of the distribution of Company assets, the Investment Manager (or such other person as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 8.8 hereof, and take such other actions as may be necessary to terminate the existence of the Company.

ARTICLE XI
MISCELLANEOUS PROVISIONS

Section 11.1 Notices. All notices required or permitted to be given pursuant to this Agreement must be in writing and shall be sent to or served at the addresses set forth on the signature pages hereto. All notices to the Company shall be addressed to its principal office as set forth in Section 2.4 hereof. Any notice given hereunder shall be effective (a) if given by mail, three (3) business days after depositing the same in the United States mail addressed to the party to be notified, postpaid and certified with return receipt requested, (b) if sent by express mail or overnight delivery, one (1) business day after such notice is sent, postage prepaid, (c) if sent by hand courier service, the day that such notice is delivered, (d) if sent by facsimile, at the time that such communication is transmitted and the appropriate confirmation is received by the sender, or (e) if given by other means, when such notice is actually delivered to such party; provided, however, that no notices hereunder shall be given by e-mail alone. By giving written notice, each Member shall have the right from time to time to change its address pursuant hereto. Copies of all such notices shall be sent to each Member at its respective address maintained with the Company.

Section 11.2 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts of law rule or principle which might refer such construction to the laws of another state or country.

Section 11.3 Amendments. This Agreement may be amended, modified or superseded, only by a written instrument executed by the Members.

Section 11.4 Waiver. Any term, covenant or condition in this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure at any time of a party to this Agreement to require performance by another party of any responsibility or obligation provided for in this Agreement shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by a party of a breach of any provision of this Agreement by the other party constitute a waiver of any succeeding breach of the same or any other provision or obligation.

Section 11.5 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement, or the application of such provision in jurisdictions or to Persons or circumstances other than those to which it is held invalid, illegal or unenforceable shall not be affected thereby.

Section 11.6 Company Tax Treatment. The Members intend for the Company to be treated as a partnership for U.S. federal income tax purposes.

Section 11.7 Confidentiality. The Company and each Member hereby agree to treat as confidential this Agreement and its terms and all information pertaining to Members, the Investment Manager or their Affiliates or any Investment that is provided pursuant to or in connection with this Agreement, and, except as otherwise consented to by the Board, each

Member hereby agrees to treat as confidential all confidential or proprietary information pertaining to the Company, the Investment Manager, the respective plans and operations (collectively, "Confidential Matters"), together with any analyses or other documents prepared by the Company, the Investment Manager or a Member or their respective Affiliates or any representative or other Person acting on behalf of such Person (collectively, its "Authorized Representatives"), which contain or otherwise reflect or are generated from Confidential Matters. The Company, the Investment Manager and each Member shall not, and shall not permit any of its Authorized Representatives to, disclose any Confidential Matter, other than any Confidential Matter (a) that has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over the Person (or its Authorized Representative) but only that portion of the data and information which, in the opinion of counsel for the Person or its Authorized Representative, is required to be furnished, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, arbitration or comparable proceeding, or (d) as to which such Person has received the consent to disclose (i) in the case of any information about a Member, from such Member, (ii) in the case of any information about the Investment Manager, from the Investment Manager or (iii) in the case of any other Confidential Matter, from the Board. Notwithstanding anything to the contrary contained in this Section 11.7, the Company and each Member may disclose, and is not bound by any duty of confidentiality with respect to, federal income tax matters, including the tax treatment and structure of the Company and its Investments, and of the Members' investments in the Company, and any transactions contemplated hereunder.

Section 11.8 Headings. Headings contained in this Agreement are inserted for convenience of reference only and shall not be considered in the construction or interpretation of any provision of this Agreement.

Section 11.9 Facsimile as Writing. The parties expressly acknowledge and agree that, notwithstanding any statutory or decisional law to the contrary, the printed product of a facsimile transmittal shall be deemed to be "written" and a "writing" for all purposes of this Agreement.

Section 11.10 Counterparts; Electronic Signatures. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement, and the signature of any party to any counterpart of this Agreement may be appended to any other counterpart of this Agreement. To facilitate the execution and delivery of this Agreement by the parties hereto, this Agreement may be executed and delivered by facsimile (telecopier) or other electronic means permissible under applicable law.

Executed effective as of the date above written.

MEMBERS:

ANTHRACITE CAPITAL, INC.,
a Maryland corporation

By: ______________________________
Name: Richard M. Shea
Title: President and Chief Operating Officer

Address: 40 East 52nd Street
New York, NY 10022
Fax No.: (212) 810-8758

RECP IV ANTH, LLC

By: ______________________

Name: William C. Helm

Title: Executive Vice President

Address: c/o Credit Suisse
11 Madison Avenue, 16th Floor
New York, New York 10010

Fax No.: (646) 935-7700

Agreed and accepted:

INVESTMENT MANAGER:

BLACKROCK FINANCIAL MANAGEMENT, INC.,
a Delaware corporation

By: ______________________________
Name: Richard M. Shea
Title: Managing Director

Address: 40 East 52nd Street
New York, NY 10022
Fax No.: (212) 810-8758

SCHEDULE 1

Investment Guidelines

The Account

The joint venture of Anthracite and Investor is established within Anthracite JV LLC (the "Company") and the Company's assets will be held in a separate account (the "Account") managed by the Investment Manager for the benefit of Company pursuant to the Investment Management Agreement.

Investment Objective

The Account's investment objective is to seek to provide an absolute return. The Investment Manager, under the direction of the Board, will seek to achieve this objective through investment in a portfolio of leveraged CMBS, while undertaking hedges to limit portfolio interest rate exposure. It is intended that all of the Account's activities will be conducted in accordance with the REIT compliance considerations and restrictions set forth in Section 9.7 of the Company's Limited Liability Company Agreement.

Duration Guidelines

The Account, including the effect of derivatives, will have a targeted interest rate duration of zero to three years.

Asset Guidelines

The following are eligible investments ("Investments") for the Account (to the extent each are U.S. dollar-denominated):

(i) U.S. Treasury and agency securities;

(ii) CMBS rated higher than BB or Ba2 at original investment; and

(iii) Money-market instruments or other cash equivalent instruments.

The Account may use futures, options and/or swaps for purposes of managing duration, yield curve and sector risk and as a substitute for cash securities.

The Account will not be constrained with regard to the eligibility of portfolio securities under ERISA, as long as the Company is exempt from these requirements.

Diversification

The Investment Manager, under the direction of the Board, will seek to diversify the Account's holdings so as not to be overly affected by a downturn in any specific region of the country, industry or property type.

Credit Criteria

The minimum rating for securities in the Account will be BB- or Ba3 from a nationally recognized credit rating agency (e.g., Fitch, Moody's Investor Services, Standard & Poor's) at the time of purchase. In the case of split-rated credits, the lower rating will apply. In the event that an Account investment is downgraded below these credit quality guidelines, the Investment Manager shall notify the Board and provide an evaluation and a recommended course of action.

Leverage

Under the direction of the Board, the Account is expected to use leverage. Leverage will be provided by third parties via short-term repurchase agreements, via dedicated lines or via such other means or sources approved by the Board.

Other Investment Practices

Temporary cash balances may be invested by the Investment Manager in a money market instrument (A1/P1 or better, less than 390 days), in a Company-approved commingled Investment Company Act Rule 2a-7 money market fund or in a commingled Stable Dollar NAV Fund, which may be managed by the Investment Manager or one of its Affiliates.

The Account may purchase securities on a when-issued basis or for forward delivery. The Account may also sell short U.S. Treasury and agency securities and futures for the purpose of managing interest rate duration.

Reinvestment of Income

All investment income of the Account and capital gains, if any, will be added to the assets of the Account, unless otherwise directed by the Board.

Custodian

The Investment Manager shall select a custodian.

Ineligible Investments

The Account will not invest in single-family residential debt or mortgages, equity interests in real estate, RMBS, non-performing loans or triple net lease properties.

SCHEDULE 2

Initial Capital Commitments

Member	Percentage Interest	Initial Capital Commitments
Anthracite	10%	$5,000,000
Investor	90%	$45,000,000

SCHEDULE 3

Illustrative Example of Calculation of the Investment Management Fee and Incentive Fee

Invested Capital[1]		
	Amount	Investor's % Intererest
Anthracite	$5,000,000	10.0%
Investor	$45,000,000	90.0%
	$50,000,000	100.0%

Investments	
Assets	$166,666,667
Fair Market Value	$175,000,000

Balance Sheet	
Assets @ Fair Market Value	$175,000,000
Liabilities[2]	$116,666,667
Equity	$58,333,333

18 Month Income Statement	
Interest Income[3]	$26,684,375
Interest Expense[4]	(7,304,063)
Management Fee	(826,875)
Pre-Incentive Fee Net Income	$18,553,438
Unrealized Gain	8,333,333
Total Return	$26,886,771
Hurdle[5]	$24,148,847
Greater than Hurdle?	YES

Management Fee	
Quarterly Fee[6]	0.0875%
Annual Fee	0.3500%
Quarterly Management Fee[7]	$137,812.50
6 Qtrs Management Fee	$826,875.00

Incentive Fee	
Annual Fee	0.4000%
Incentive Fee[8]	$945,000.00

[1] For illustration, assumes committed capital is drawn and invested on day 1

[2] Assumes 70% leverage on assets

[3] Assumes assets earn L + 800 with LIBOR at 2.67%

[4] Assumes liabilities are financed at L + 150 with LIBOR at 2.67%

[5] Hurdle is 9% return compounded annually on the Company's total assets. This example is calculated over an 18 month period.

[6] Annual Management Fee is 0.35%

[7] Quarterly Management Fee is calculated as Investor's Percentage Interest multiplied by 0.0875% multiplied by Fair Market Value of assets

[8] Incentive Fee is calculated as Investor's Percentage Interest multiplied by 0.40% multiplied 1.5 multiplied by Fair Market Value of assets

Exhibit A

Form of Investment Manager Agreement

INVESTMENT MANAGER AGREEMENT

THIS AGREEMENT, made as of the 15th day of May, 2008, by and between Anthracite JV LLC, a Delaware limited liability company (hereinafter called the "Client"), and BlackRock Financial Management, Inc. (hereinafter called the "Investment Manager"). All defined terms not otherwise defined herein have the meanings ascribed to them in the LLC Agreement (as defined below).

WITNESSETH:

WHEREAS, the Client has all requisite authority to appoint one or more investment managers to supervise and, subject to the terms of the Client's Limited Liability Company Agreement dated May 8, 2008 (as may be amended, supplemented, restated, extended or replaced from time to time, the "LLC Agreement"; capitalized terms used but not defined herein have the meanings given to them therein), which may include prior authorization of the Board of Managers (the "Board"), direct the investment and reinvestment of the assets of the Client;

THEREFORE, for and in consideration of the premises and of the mutual covenants herein contained, the parties hereby agree as follows:

1. Appointment and Status as Investment Manager. The Client hereby appoints the Investment Manager as an "Investment Manager." The Investment Manager does hereby accept said appointment and by its execution of this Agreement the Investment Manager represents and warrants that it is registered as an investment adviser under the U.S. Investment Advisers Act of 1940 (the "Advisers Act"). The Investment Manager does also acknowledge that it is a fiduciary with respect to the assets under management and assumes the duties, responsibilities and obligations of a fiduciary.

2. Representations by Client. The Client represents and warrants that (a) it has all requisite authority to appoint the Investment Manager hereunder, (b) the terms of the Agreement do not conflict with any obligation by which the Client is bound, whether arising by contract, operation of law or otherwise and (c) this Agreement has been duly authorized by all appropriate action.

3. Management Services. The Investment Manager shall generally be responsible for the management of the assets of the Client (which assets, together with all additions, substitutions and alterations thereto are hereinafter called the "Account"). The Account may include all securities and instruments described in Schedule 1 to the LLC Agreement or appropriate to effect the strategies described therein. The Client does hereby authorize the Investment Manager with the power and authority in the name and on behalf of the Client to locate, identify, evaluate and research investment opportunities for the Client and to present such opportunities to the Board. If the Investment Manager has actual knowledge (without due inquiry) that the investment opportunity involves Credit Suisse or one of its affiliates, the Investment Manager shall so notify the Board. If the Board approves such investment opportunity and the financing terms thereof, the Investment Manager shall have the power and authority in the name and on behalf of the Company to perform all acts and enter into all contracts and other undertakings related to such financing, investing or reinvesting. The parties agree that any decision to buy, sell or otherwise effect investment transactions involving the assets in its name and for the Account, including without limitation, the power to execute swap, futures, options and other agreements, including collateral agreements, with counterparties, requires the preapproval of the Board.

   In accordance with Section 4.3 of the LLC Agreement, the Investment Manager has the power and authority in the name and on behalf of the Client, without any prior Board approval, to carry out the day-to-day business of the Client and carry out other ordinary course actions of the Client, including, without limitation, (1) to appoint a custodian to hold the assets of the Client (at the sole discretion of the Investment Manager); (2) to provide office facilities and office and executive

staff and office equipment to facilitate the carrying on of the business of the Client; (3) to receive, on behalf of the Client, Capital Contributions and any other payments pursuant to the terms of the LLC Agreement made by Members and to receive Investment Proceeds arising from Investments; (4) to open, maintain and close bank accounts and custodian accounts for the Client and to draw checks and other orders for the payment of monies; (5) to disburse payments of Organizational Expenses and Client Expenses payable by the Client; (6) to pay from the Client's assets the Investment Management Fee; (7) to enforce security and exercise liens, charges, seize collateral or pledged assets, appoint administrators, liquidators, receivers and reinsurers and generally to act to protect the Client's Investments; (8) to hold the Client's assets in trust and to maintain the Client's records and books of account at the Client's principal place of business; (9) to make payments and distributions to the Members in accordance with the terms of the LLC Agreement; (10) to prepare and furnish accounts, reports and valuations to the Members in accordance with the provisions of the LLC Agreement; (11) to delegate to, or otherwise engage, employees, agents, lawyers, accountants, custodians, nominees, brokers, consultants and other advisers, including, without limitation, any Affiliate of the Investment Manager (provided, that, apart from transactions the terms of which are expressly contemplated or approved by the terms of the LLC Agreement, any such engagement of an Affiliate shall be on arm's length terms unless prior approval of the Board has been obtained) as it may deem necessary or advisable in relation to the affairs of the Client to perform or assist in the performance of all or any of the affairs of the Client, and to authorize such delegate to act for and on behalf of the Client; (12) to invest the funds of the Client in Temporary Investments pending the completion of an Investment, and the making of distributions in accordance with the LLC Agreement; (13) to prepare, or procure the preparation of, tax returns (if any) for the Client (subject to the Board's right to review any such returns before filing) and (14) to take any other action specifically delegated by the Board to the Investment Manager. Pursuant to Section 9.4 of the LLC Agreement, any other elections for Federal, state, local and non-U.S. tax matters for the Client shall be made with the approval or consent of the Board.

Said powers, duties and responsibilities shall be exercised exclusively by the Investment Manager pursuant to and in accordance with its fiduciary responsibilities and the provisions of this Agreement. In deciding on a proper investment of the Account, the Investment Manager shall consider the following factors as communicated in writing to the Investment Manager by the Client from time to time: a) the investment purposes of the Client, b) the Client's financial needs such as liquidity, c) applicable laws, and d) the Account's Investment Guidelines set forth in Schedule I to the LLC Agreement.

Notwithstanding anything in this Agreement to the contrary, the Investment Manager may, at its own discretion, delegate any or all of its discretionary investment, advisory and other rights, powers, functions and obligations hereunder to any affiliate of the Investment Manager under the control of BlackRock, Inc., without further consent of the Client; provided any such delegation shall be revocable by the Investment Manager and that the Investment Manager shall always remain liable to the Client for the Investment Manager's obligations hereunder and for all actions of any such affiliates to the same extent as the Investment Manager is liable for its own actions hereunder.

The Client and Investment Manager agree that the Investment Manager, in the performance of its duties under this Agreement, so long as Anthracite owns, directly or indirectly, any membership interest in the Client, shall at all times use all reasonable efforts to conform to and act in accordance with any requirements imposed by (i) the status of Anthracite as a REIT as defined in the Sections 856 through 860 of the Internal Revenue Code of 1986, as amended; (ii) Anthracite's status as an entity exempt from regulation under the Investment Company Act; (iii) any other applicable provision of law; and (iv) the provisions of Certificate of Formation and the LLC Agreement of the Client, as such document are amended from time to time. All costs and expenses incurred by the Client solely as a result of actions taken by the Client in this paragraph to preserve Anthracite's REIT status shall be the sole responsibility of Anthracite.

4. Accounting and Reports. At such intervals as set forth in the LLC Agreement, the Investment Manager shall furnish the Client with books and records regarding the Account.

5. Compensation. For services hereunder, the Investment Manager shall be compensated in accordance with Section 7.1 of the LLC Agreement and shall be entitled to reimbursement of expenses in accordance with the terms of the LLC Agreement.

6. Custodian. The securities in the Account shall be held by a custodian duly appointed by the Client and the Investment Manager is authorized to give instructions to the custodian with respect to all investment decisions (after receipt of approval from the Board) regarding the Account. Nothing contained herein shall be deemed to authorize the Investment Manager to take or receive physical possession of any of the assets for the Account, it being intended that sole responsibility for safekeeping thereof (in such investments as the Investment Manager may direct) and the consummation of all purchases, sales, deliveries and investments made pursuant to the Investment Manager's direction shall rest upon the custodian.

8. Brokerage. The Client hereby delegates to the Investment Manager sole and exclusive authority to designate the brokers or dealers through whom all purchases and sales on behalf of the Account will be made. To the extent permitted by applicable law, such brokers or dealers may include Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch International and any other firm that may be presumed an affiliate of the Investment Manager ("Affiliated Broker-Dealers"). The Investment Manager will determine the rate or rates, if any, to be paid for brokerage services provided to the Account. The Investment Manager agrees that securities are to be purchased through such brokers as, in the Investment Manager's best judgment, shall offer the best combination of price and execution. The Investment Manager, in seeking to obtain best execution of portfolio transactions for the Account, may consider the quality and reliability of brokerage services, as well as research and investment information and other services provided by brokers or dealers. Accordingly, the Investment Manager's selection of a broker or dealer for transactions for the Account may take into account such relevant factors as (i) price, (ii) the broker's or dealer's facilities, reliability and financial responsibility, (iii) when relevant, the ability of the broker to effect securities transactions, particularly with regard to such aspects as timing, order size and execution of the order, (iv) the broker's or dealer's recordkeeping capabilities and (v) the research and other services provided by such broker or dealer to the Investment Manager which are expected to enhance its general portfolio management capabilities (collectively, "Research"), notwithstanding that the Account may not be the exclusive beneficiary of such Research.

9. Confidential Information. All information regarding operations and investments of the Client shall be regarded as confidential by the Investment Manager. Notwithstanding anything to the contrary contained in this paragraph 9, the Client and the Investment Manager may disclose, and are not bound by any duty of confidentiality with respect to, (i) federal income tax matters, including the tax treatment and structure of the Client and its investments, and of the Members' investments in the Client, and any transactions contemplated hereunder and (ii) any information required to be disclosed by such party by applicable law or regulation or regulatory, administrative or legal process (including, without limitation, by oral questions, interrogatories, requests for information, subpoena of documents, civil investigative demand or similar process or the rules and regulations of the Securities and Exchange Commission or any stock exchange having jurisdiction over the Client and the Investment Manager, as the case may be).

10. Directions to the Investment Manager. The Investment Manager shall be fully protected in relying upon any direction provided by the Board with respect to any instruction, direction or approval.

The Investment Manager shall be fully protected in acting upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented by the proper persons or to any

statement contained in any such writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

11. Liabilities of the Investment Manager and the Client. The Client acting in good faith shall not be liable for any act or omission of the Investment Manager in connection with the Investment Manager's discharge of its duties; provided, however, this limitation shall not act to relieve the Client from any responsibility or liability for any fiduciary responsibility, obligation or duty. The Investment Manager, its officers, directors and employees, acting in good faith shall not be liable, and shall be indemnified by the Client against any and all losses, damages, costs, expenses (including reasonable attorneys' fees), liabilities, claims and demands, for any action, omission, information or recommendation in connection with this Agreement, except in the case of the Investment Manager's or such officer's, director's or employee's actual misconduct, gross negligence, willful violation of any applicable statute or reckless disregard for its duties or intentional and material breach under this Agreement; provided, however, this limitation shall not act to relieve the Investment Manager, its officers, directors and employees from any responsibility or liability for any responsibility, obligation or duty which the Investment Manager or such officer, director or employee may have under any federal securities act; and provided, further, however, that to the extent any limitations or restrictions contained in the Investment Guidelines are not adhered to as a result of changes in market value, additions to or withdrawals from the Account, portfolio rebalancing or other non-volitional acts of the Investment Manager, the Investment Manager shall not be liable to the Client.

12. Non-Exclusive Management. The Client understands that the Investment Manager will continue to furnish investment management and advisory services to others, including Anthracite, and that the Investment Manager shall be at all times free, in its discretion, to make recommendations to others which may be the same as, or may be different from those made to the Account. The Client further understands that the Investment Manager, its affiliates, and any officer, director, stockholder, employee or any member of their families may or may not have an interest in the securities whose purchase and sale the Investment Manager may recommend. Actions with respect to securities of the same kind may be the same as or different from the action which the Investment Manager, or any of its affiliates, or any officer, director, stockholder, employee or any member of their families, or other investors may take with respect thereto.

13. Aggregation and Allocation of Orders. The Client acknowledges that circumstances may arise under which the Investment Manager determines that, while it would be both desirable and suitable that a particular security or other investment be purchased or sold for the account of more than one of the Investment Manager's clients' accounts, there is a limited supply or demand for the security or other investment. Under such circumstances, the Client acknowledges that, while the Investment Manager will seek to allocate the opportunity to purchase or sell that security or other investment among those accounts on an equitable basis, the Investment Manager shall not be required to assure equality of treatment among all of its clients (including that the opportunity to purchase or sell that security or other investment will be proportionally allocated among those clients according to any particular or predetermined standards or criteria). Where, because of prevailing market conditions, it is not possible to obtain the same price or time of execution for all of the securities or other investments purchased or sold for the Account, the Investment Manager may average the various prices and charge or credit the Account with the average price.

14. Conflict of Interest. The Client agrees that the Investment Manager may refrain from rendering any advice or services concerning securities of companies of which any of the Investment Manager's, or affiliates of the Investment Manager's officers, directors, or employees are directors or officers, or companies as to which the Investment Manager or any of the Investment Manager's affiliates or the officers, directors and employees of any of them has any substantial economic interest or possesses material non-public information, unless the Investment Manager either determines in good faith that it may appropriately do so without disclosing such conflict to the

Client or discloses such conflict to the Client prior to rendering such advice or services with respect to the Account.

From time to time, when determined by the Investment Manager to be in the best interest of the Client, the Account may purchase securities from or sell securities to another account (including, without limitation, public or private collective investment vehicles) managed, maintained or trusteed by the Investment Manager or an affiliate at prevailing market levels in accordance with applicable law and utilizing, with respect to pricing, the Investment Manager's procedures under Rule 17a-7(b) of the Investment Company Act or such other pricing methodology determined to be fair and equitable to the Client in the Investment Manager's reasonable judgment.

Consistent with applicable law, the Client hereby authorizes the Investment Manager to effect securities transactions on behalf of the Account with its Affiliated Broker-Dealers, and understands that such Affiliated Broker-Dealers may retain commissions in connection with effecting any transactions for the Account. The Investment Manager and any Affiliated Broker-Dealers are also hereby authorized, consistent with applicable law, by the Client to execute agency cross transactions on behalf of the Account. Agency cross transactions may facilitate a purchase or sale of a block of securities for the Account at a predetermined price and may avoid unfavorable price movements which might otherwise be suffered if the purchase or sale order were exposed to the market. However, the Investment Manager and its Affiliated Broker-Dealers may receive commissions from, and therefore may have a potentially conflicting division of loyalties and responsibilities regarding, both parties to an agency cross transaction. The Client understands that its authority to the Investment Manager to effect agency cross transactions for the Client is terminable at will without penalty, effective upon receipt by the Investment Manager of written notice from the Client.

15. Effective Period of Agreement and Amendments. This Agreement shall become effective on the date hereof. Any amendment to this Agreement shall be written and signed by both parties to the Agreement. No such amendment shall be effective to permit the use of the Account or any part thereof for any purpose not authorized by the Client's organizational documents.

16. Resignation or Removal of the Investment Manager. The Investment Manager may be removed by the Board or may resign upon 30 days' notice in writing. On the effective date of the removal or resignation of the Investment Manager or as close to such date as is reasonably possible, the Investment Manager shall provide the Client with a final report containing the same information as paragraph 4 above. If the Investment Manager is removed or resigns, the Client shall promptly pay, and in no event later than 30 days after the effective date of such removal or resignation, all unpaid fees and expenses earned or incurred by the Investment Manager.

17. Assignment. No assignment (as that term is defined in the Advisers Act) of this Agreement by the Investment Manager may be made without the consent of the Client, and any such assignment made without such consent shall be null and void for all purposes. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns.

18. Severable. Any term or provision of this Agreement which is invalid or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of the Agreement in any jurisdiction.

19. Applicable Law. To the extent not inconsistent with applicable federal law, this Agreement shall be construed pursuant to, and shall be governed by, the laws of the State of New York.

20. Investment Manager Brochure. The Client hereby acknowledges that it has received from the Investment Manager a copy of the Investment Manager's Form ADV, Part II, at least forty-eight hours prior to entering into this Agreement.

21. Notices. All notices required or permitted to be sent under this Agreement shall be sent, if to the Investment Manager:

c/o BlackRock, Inc.
40 East 52nd Street
New York, NY 10022
Attention: Robert Connolly, General Counsel
or by facsimile to (212) 810-5116

if to the Client: c/o Anthracite Capital, Inc.
40 East 52nd Street
New York, NY 10022
Attention: Richard M. Shea
or by facsimile to: (212) 810-8758

or such other name or address as may be given in writing to the other party. All notices hereunder shall be sufficient if delivered by facsimile or overnight mail. Any notices shall be deemed given only upon actual receipt.

23. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which together shall constitute one agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ANTHRACITE JV LLC

By: ______________________

Name: Richard M. Shea

Title: Manager

By: ______________________

Name:

Title: Manager

BLACKROCK FINANCIAL MANAGEMENT, INC.

By: ______________________

Name: Richard M. Shea

Title: Managing Director

Exhibit B

Form of Reimbursement Agreement

REIMBURSEMENT AGREEMENT

THIS REIMBURSEMENT AGREEMENT (this "Agreement"), is made as of _______________, 20__, by and among _________________, a Delaware limited liability company ("Investor"), and ____________________, LLC, a Delaware limited liability company ("Anthracite").

WHEREAS, Investor and Anthracite have entered into a Limited Liability Company Agreement of Anthracite JV LLC, a Delaware limited liability company (the "Company"), dated as of ___________, 2008 (the "Operating Agreement"); and

WHEREAS, the Company has obtained a loan from ______________ ("Lender") in the original principal amount of $___________ (the "Loan"), which Loan constitutes a "Company Loan" as such term is defined in the Operating Agreement; and

WHEREAS, as a condition to the funding of the Loan, Lender, among other things, required that the Company cause certain creditworthy Affiliates of the Company to execute and deliver in favor of Lender certain [unconditional payment guaranties guarantying, among other things, certain carrying costs, certain non-recourse exclusions] (individually, a "Loan Guaranty" and collectively, the "Loan Guaranties"); and

WHEREAS, each of Investor and Anthracite wish to provide in this Agreement for the apportionment of liability for amounts paid under the Loan Guaranties provided by any one or more of Investor, Anthracite and/or their respective creditworthy Affiliates, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

1. Capitalized Terms. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement.

2. Apportionment of Liability. It is agreed that, except as otherwise provided herein, the liability of Investor and Anthracite with respect to amounts paid under the Loan Guaranties shall be apportioned among such parties in accordance with their respective [Percentage Interests], or in accordance with the provisions of Section ___ of the Operating Agreement with respect to payments covered by such Section. Accordingly, if the Lender requires any of Investor's or Anthracite's creditworthy Affiliates to make any payment under any Loan Guaranty to which they are a party (referred to herein as a "Guaranty Payment") and the amount of such Guaranty Payment is in excess of such Member's [Percentage Interest] of the total amount of Guaranty Payments the made to Lender (such total amount hereinafter referred to as the "Total Amount"), then each Member who shall have paid (and/or whose creditworthy Affiliate shall have paid) such excess (each, an "Excess Member") shall provide notice in accordance with the terms of the Operating Agreement to the other Member(s) (the "Deficiency Member(s)") of

the amount of such excess and the Deficiency Member(s) shall, within ten (10) Business Days, make an Additional Capital Contribution to the Company in an amount necessary so that, after such Additional Capital Contribution (and after the distribution pursuant to Section __ of the Operating Agreement), each Member shall be deemed to have made a payment or additional Capital Contribution, as the case may be (either through a Guaranty Payment or an additional Capital Contribution pursuant to this Paragraph 2) in an amount equal to such Member's [Percentage Interest] multiplied by the Total Amount.

3. Additional Capital Contributions. Except as provided in Section __ of the Operating Agreement, any payments made under this Agreement (other than any interest and expenses paid pursuant to Paragraph 4 hereof) shall be deemed to be an additional Capital Contribution.

4. Remedies. If any Deficiency Member(s) fails to timely make the additional Capital Contribution required to be made pursuant to this Agreement, then, in addition to enforcing such Deficiency Member's obligations under Paragraph 2 hereof and under the Operating Agreement (including, without limitation (but without duplication), pursuant to Section __ of the Operating Agreement), the Excess Member, may, by notice to such Deficiency Member(s), direct the Deficiency Member(s), to pay directly to the Excess Member the sum of (i) interest on such Additional Capital Contribution at a rate equal to the lesser of twenty percent (20%) per annum or the maximum rate of interest permitted by law, from the due date of such Additional Capital Contribution is paid by the Excess Member to the date on which such Additional Capital Contribution is made by the Deficiency Member, and (ii) all costs of enforcing such Deficiency Member's obligations hereunder, including, without limitation, reasonable attorneys' fees.

5. Guaranty of Principal[s]. By their execution of this Agreement, DLJ Real Estate Capital Partners IV, L.P. has evidenced its unconditional and personal guaranty of the payment and performance of all of the obligations of Investor[, and (ii) _______________ has evidenced its unconditional and personal guaranty of the payment and performance of all of the obligations of Anthracite hereunder].

6. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to the departure by any of the undersigned therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the undersigned, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7. Notices. All notices and communications under this Agreement shall be given in accordance with and to the address contained in the Operating Agreement. A party may change its address by giving written notice to the other parties as specified in the Operating Agreement.

8. No Waiver. No failure on the part of any party hereunder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

9. Binding Effect. This Agreement shall become effective when it shall have been executed by the parties hereto and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party shall have the right to assign its rights or any interest in this Agreement without the prior written consent of the other parties.

10. Conflicts. If there is any conflict between the provisions of this Agreement and the provisions of the Operating Agreement, the terms of this Agreement shall govern and control.

11. Governing Law: Jurisdiction. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, AND ANY CLAIMS OR DISPUTES RELATING THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CHOICE OF LAW RULES). EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK WITH RESPECT TO ALL MATTERS RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. IN CONNECTION THEREWITH, THE FEDERAL AND STATE COURTS LOCATED IN THE CITY, COUNTY AND STATE OF NEW YORK SHALL BE THE EXCLUSIVE VENUES TO LITIGATE QUESTIONS OF INTERPRETATION UNDER THIS AGREEMENT OR THE RIGHTS OF THE PARTIES HEREUNDER.

12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

13. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

14. Continuing Enforcement. If, after receipt of any reimbursement of all or any part of any party's obligations hereunder, the Member receiving such reimbursement is required by law in connection with insolvency, fraudulent conveyance, bankruptcy or similar proceedings to surrender such payment, then this Agreement shall continue in full force and effect, and each of the parties hereto obligated to make a reimbursement hereunder shall be liable for, and shall indemnify, defend and hold harmless the Member who surrendered the reimbursement with respect to the full amount so surrendered. The provisions of this Paragraph shall survive the termination of this Agreement and shall remain effective notwithstanding the payment of any reimbursement hereunder, or any other action which the Member who surrendered the reimbursement may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action by a Member who has received or shall be receiving a reimbursement pursuant to the terms of this Agreement shall be conditioned upon any payment of any party's obligations hereunder having become final and irrevocable.

15. Severability. If any provision of this Agreement shall be invalid or unenforceable, the remainder of this Agreement or the application of such provision other than to the extent that it is invalid or unenforceable shall not be affected, and each provision of this Agreement shall remain in full force and effect notwithstanding the invalidity or unenforceability of such provision, but only to the extent that application and/or enforcement, as the case may be, would be equitable and consistent with the intent of the parties in entering into this Agreement.

16. Operating Agreement. The Operating Agreement shall remain in full force and effect.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

____

By:____________________________
Name:
Title:

____

By:____________________________
Name:
Title:

The undersigned hereby personally and unconditionally guaranties the payment and performance of all of the obligations of Investor set forth in this Agreement.

____

By:___________________________
Name:
Title:

[The undersigned hereby personally and unconditionally guaranties the payment and performance of all of the obligations of Anthracite set forth in this Agreement.

____

By:___________________________
Name:
Title:]